UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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FORWARD AIR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2016

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Forward Air Corporation, you are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, May 10, 2016, beginning at 8:00 a.m., EDT in The Discovery Room at the Atlanta Airport Marriott Gateway, 2020 Convention Center Concourse, Atlanta, GA 30337.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously submitted a proxy.

I hope you will be able to join us, and we look forward to seeing you at the meeting.

Sincerely yours,

Bruce A. Campbell

Chairman, President and Chief Executive Officer

FORWARD AIR CORPORATION

430 Airport Road

Greeneville, Tennessee 37745

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2016

To the Shareholders of Forward Air Corporation:

The Annual Meeting of Shareholders of Forward Air Corporation (the “Company”) will be held on Tuesday, May 10, 2016, beginning at 8:00 a.m., EDT, in The Discovery Room at the Atlanta Airport Marriott Gateway, 2020 Convention Center Concourse, Atlanta, GA 30337.

Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the Company, press and financial community. To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please retain and bring the top portion of the enclosed proxy card as your admission ticket. If your shares are in the name of your broker or bank, or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

The purposes of this meeting are:

1.	To elect nine (9) members of the Board of Directors with terms expiring at the next Annual Meeting of Shareholders in 2017, or until their respective successors are elected and qualified;

2.	To approve the Company’s 2016 Omnibus Incentive Compensation Plan;

3.	To approve the Company’s Amended and Restated Non-Employee Director Stock Plan;

4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company;

5.	To approve, on an advisory basis, the compensation of the named executive officers (the “say on pay vote”); and

6.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

We will make available a list of shareholders of record as of March 11, 2016, the record date for the Annual Meeting, for inspection by shareholders during normal business hours from March 16, 2016 until May 9, 2016 at the Company’s principal place of business, 430 Airport Road, Greeneville, Tennessee 37745. The list also will be available to shareholders at the meeting.

Only holders of the Company’s common stock, par value $0.01 per share, of record at the close of business on March 11, 2016 are entitled to notice of and to vote at the Annual Meeting. Shareholders are cordially invited to attend the meeting in person. Our Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend the meeting, please vote and submit your proxy over the Internet, by telephone or by mail. Please refer to the proxy card for specific voting instructions. If you attend the meeting and desire to vote in person, you may do so even though you have previously submitted a proxy. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

Michael L. Hance
Greeneville, Tennessee	Senior Vice President,
March 31, 2016	Chief Legal Officer and Secretary

FORWARD AIR CORPORATION

430 Airport Road

Greeneville, Tennessee 37745

(423) 636-7000

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the shareholders of Forward Air Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 10, 2016, beginning at 8:00 a.m., EDT, in The Discovery Room at the Atlanta Airport Marriott Gateway, 2020 Convention Center Concourse, Atlanta, GA 30337, and any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy statement and proxy card are first being sent to shareholders on or about March 31, 2016.

You can ensure that your shares are voted at the Annual Meeting by submitting your instructions over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided. You may revoke your proxy at any time before it is exercised by voting in person at the Annual Meeting or by delivering written notice of your revocation to, or a subsequent proxy to, the Secretary of the Company at its principal executive offices. Each properly executed proxy will be voted FOR Proposals 1, 2, 3, 4 and 5 if no contrary instruction is indicated in the proxy, and in the discretion of the persons named in the proxy on any other matter that may properly come before the shareholders at the Annual Meeting.

Shareholders are entitled to one vote for each share of common stock held of record at the close of business on March 11, 2016 (the “Record Date”). There were 30,646,997 shares of our common stock, par value $0.01 per share, issued and outstanding on the Record Date. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on the election of directors.

In the event that any nominee for director in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, such director shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Committee shall recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision within 90 days of the certification of the election results.

Any other matter that properly comes before the Annual Meeting will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. A properly executed proxy marked “Abstain” with respect to such proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, as long as a quorum is present, abstaining from any proposal that properly comes before the Annual Meeting will have no effect on whether the proposal is approved.

Brokers who hold shares for the accounts of their clients who do not receive voting instructions may not vote for matters that are not considered “routine.” The matters contained in this Proxy Statement that are not considered routine are the election of the Board of Directors, the advisory vote on the compensation paid to our named executive officers and the votes to approve the Company’s 2016 Omnibus Incentive Compensation Plan and the Company’s Amended and Restated Non-Employee Director Stock Plan. Shares held by your broker will not be voted on these matters absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. Proxies that are returned to us where brokers have received instructions to vote on one or more proposal(s) but have not received instructions to vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.

The Company will bear the cost of soliciting proxies for the Annual Meeting. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2016.

The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at www.forwardaircorp.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the date of this Proxy Statement, our Board is comprised of ten directors, nine of whom are non-employee directors. There are nine (9) nominees for election at the Annual Meeting of Shareholders, each to hold office until the next Annual Meeting of Shareholders in 2017 or until a successor has been duly elected and qualified. After the 2015 annual meeting, the Board increased its size to ten members pursuant to authority under the Company’s bylaws and elected Douglas M. Madden, effective September 8, 2015, and R. Craig Carlock, effective October 19, 2015, to fill the new board seats until the Annual Meeting. Gary L. Paxton, who has served on our Board since 2007, and most recently served as the Chair of our Audit Committee, will retire as of the date of the Annual Meeting. The Company has greatly valued his leadership experience and perspective with respect to strategy, opportunity and risk matters over the years. We thank him for his outstanding contributions to our success. The Board has not nominated an individual to fill this vacancy.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of the nine (9) nominees named below. Duly executed proxies will be so voted unless record holders specify a contrary choice on their proxies. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board may propose, or the Board may reduce the number of directors. The Board has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration. Proxies cannot be voted for a greater number of persons than the number named.

Shareholder Vote Requirement

The nominees for election shall be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. Each share shall have one vote for each directorship to be filled on the Board of Directors. In the event any director nominee, in an uncontested election, receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Committee shall recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision within 90 days of the certification of the election results.

Director Nominees

The following persons are the nominees for election to serve as directors. There are no family relationships between any of the director nominees. Each director nominee is standing for re-election by the shareholders. Certain information relating to the nominees, furnished by the nominees, is set forth below. The ages set forth below are accurate as of the date of this Proxy Statement.

The Board has determined that all of its current directors are qualified to serve as directors of the Company. In addition to the specified business experience listed below, each of the directors has the tangible and intangible skills and attributes which the Board believes are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity the Board expects of its directors.

RONALD W. ALLEN	Director since 2014
Atlanta, Georgia	Age 74

Mr. Allen previously served as a director of Forward Air from 2011 to 2013. Mr. Allen retired as the Chief Executive Officer of Aaron’s, Inc. (“Aaron’s”), a leading lease-to-own company for furniture, appliances and electronics, in September 2014. He served as the Chairman of the Board of Directors of Aaron’s and as its President and Chief Executive Officer from November 2012 until April 2014. Before being elected as Chairman of the Board of Aaron’s, Mr. Allen served as President and Chief Executive Officer from February 2012 until November 2012, and as its Interim President and Chief Executive Officer from November 2011 until February 2012. Mr. Allen retired as the Chairman of the Board, President and Chief Executive Officer of Delta Air Lines, Inc. (“Delta”) in July 1997. From July 1997 through July 2005, Mr. Allen was a consultant to and Advisory Director of Delta. Mr. Allen has been a Director of The Coca-Cola Company since 1991 and Aircastle Limited since 2006. He previously served as a Director of Interstate Hotels & Resorts, Inc. from 2006 to 2010 and Guided Therapeutics Inc. from 2008 to January 31, 2014. The Board believes Mr. Allen brings a significant depth of leadership and governance experience to the Company’s Board.

BRUCE A. CAMPBELL	Director since 1993
Greeneville, Tennessee	Age 64

Mr. Campbell has served as a director since April 1993, as President since August 1998, as Chief Executive Officer since October 2003 and as Chairman since May 2007. Mr. Campbell was Chief Operating Officer from April 1990 until October 2003 and Executive Vice President from April 1990 until August 1998. Prior to joining the Company, Mr. Campbell served as Vice President of Ryder-Temperature Controlled Carriage in Nashville, Tennessee from September 1985 until December 1989. Mr. Campbell has held a leadership role with the Company for over 25 years, has served as its Chief Executive Officer for over 11 years and its Chairman for over 8 years. The Board believes that Mr. Campbell possesses a wealth of industry knowledge, experience and expertise and has been a strong, proven leader of the Company.

C. ROBERT CAMPBELL	Director since 2005
Coral Gables, Florida	Age 71

Mr. Campbell is the Lead Independent Director of the Company and has served the Company as such since May 2014. He served as Executive Vice President and Chief Financial Officer of MasTec, Inc., a leading communications and energy infrastructure service provider in North America, from October 2004 until December 2013. Mr. Campbell has over 25 years of senior financial management experience. From January 2002 to October 2004, Mr. Campbell was Executive Vice President and Chief Financial Officer for TIMCO Aviation Services, Inc. Mr. Campbell was the President and Chief Executive Officer of BAX Global, Inc. from April 1998 to June 2000. He served as Executive Vice President-Finance and Chief Financial Officer for Advantica Restaurant Group, Inc. from March 1995 to March 1998. Also, Mr. Campbell worked for Ryder System, Inc., for over 20 years including serving for 10 years as Executive Vice President and Chief Financial Officer for its Vehicle Leasing and Services Division. Mr. Campbell is a Certified Public Accountant. The Board believes that Mr. Campbell brings to the Company a tremendous amount of industry-related knowledge and experience in a multitude of areas, including accounting, finance, operations, sales and marketing. He has served in executive leadership capacities with transportation and logistics companies and served as a Chief Financial Officer for a publicly-traded concern, until his retirement in December 2013. Mr. Campbell is also a Director of Pernix Group, Inc.

R. CRAIG CARLOCK	Director since 2015
Greensboro, North Carolina	Age 49

Mr. Carlock served as the President and Chief Executive Officer of The Fresh Market from 2009 to 2015 and as a member of its board of directors from 2012 to 2015. He began his career with The Fresh Market in 1999 and served in various capacities culminating with the position of President and Chief Executive Officer. During his time with The Fresh Market, Mr. Carlock served as its Executive Vice President and Chief Operating Officer as well as its Senior Vice President – Store Operations, Vice President – Merchandising and Marketing, and Director of Merchandising & Marketing Strategy. Prior to joining The Fresh Market, Mr. Carlock was Financial Manager, Fabric Care Category, at Procter & Gamble Company. The Board believes that Mr. Carlock’s leadership experience is invaluable to management and the Board in, among other things, the areas of strategy, development and corporate governance.

C. JOHN LANGLEY, JR., Ph.D.	Director since 2004
Knoxville, Tennessee	Age 70

Dr. Langley is Clinical Professor of Supply Chain Management and Director of Development for The Center for Supply Chain Research at The Pennsylvania State University. Formerly, Dr. Langley served as Professor of Supply Chain Management at the Georgia Institute of Technology from September 2001 until October 2010, and from September 1973 until July 2001, he was the John H. Dove Professor of Logistics and Transportation at the University of Tennessee. Dr. Langley has spent over 40 years teaching, lecturing and consulting in the logistics field. He brings a breadth of knowledge and experience that the Board and management relies upon in discussing the Company’s strategy and opportunities. Dr. Langley also is a Director of Averitt Express, Inc. and served as a director of UTi Worldwide, Inc. until 2016.

TRACY A. LEINBACH	Director since 2007
Miami, Florida	Age 56

Ms. Leinbach served as Lead Independent Director of the Company from January 2012 to May 2014. She was Executive Vice President and Chief Financial Officer of Ryder System, Inc. (“Ryder”), a global leader in supply chain, warehousing and transportation management solutions, from March 2003 until her retirement in February 2006. Ms. Leinbach served as Executive Vice President of Ryder’s Fleet Management Solutions from March 2001 to March 2003, Senior Vice President, Sales and Marketing from September 2000 to March 2001, and Senior Vice President, Field Management from July 2000 to September 2000. Ms. Leinbach was Managing Director-Europe of Ryder Transportation Services from January 1999 to July 2000, and she served Ryder Transportation Services as its Senior Vice President and Chief Financial Officer from 1998 to January 1999, its Senior Vice President, Business Services from 1997 to 1998, and its Senior Vice President, Purchasing and Asset Management for six months during 1996. From 1985 to 1996, Ms. Leinbach held various leadership roles in Ryder (and its subsidiaries) in multiple areas, including operations, salary and finance. Including her service on the Company’s Board, Ms. Leinbach has worked in the transportation industry for over 25 years, and the Board believes that she brings that experience to the Company and is an instrumental contributor in discussions of corporate strategy and risk. Ms. Leinbach also serves as a Director of Hasbro, Inc. and Veritiv Corporation.

LARRY D. LEINWEBER	Director since 2011
Bloomfield Hills, Michigan	Age 74

Mr. Leinweber is Founder, President and Chief Executive Officer of The Ascent Group. From 1981 to 2016, Mr. Leinweber served as President and Chief Executive Officer of New World Systems (“New World”). Mr. Leinweber has over 30 years of executive management and operations management experience in the software and technology industry. Prior to founding New World, Mr. Leinweber served as President and Chief Executive Officer for a software and service division of Citicorp. Earlier in his career, he was a co-founder and President of Advanced Computer Management Corporation. Mr. Leinweber brings to the Board significant experience in executive leadership, strategy and innovation. Mr. Leinweber also serves as a Director of Tyler Technologies.

G. MICHAEL LYNCH	Director since 2005
Greensboro, Georgia	Age 72

Mr. Lynch served as Lead Independent Director of the Company from January 2009 to December 2011. He was Executive Vice President and Chief Financial Officer and a member of the Strategy Board for Federal-Mogul Corporation (“Federal Mogul”) from July 2000 until March 2008. Federal-Mogul is a global manufacturer and marketer of automotive component parts. Prior to joining Federal-Mogul in July 2000, Mr. Lynch worked at Dow Chemical Company, where he was Vice President and Controller. Mr. Lynch also spent 29 years at Ford Motor Company (“Ford”), where his most recent position was Controller, automotive components division, which ultimately became Visteon Corporation. While at Ford, Mr. Lynch held a number of varied financial assignments, including Executive Vice President and Chief Financial Officer of Ford New Holland. Mr. Lynch brings over 40 years’ experience of serving in key positions with Fortune 500 companies, and approximately 10 years’ experience serving as a director on public company boards. The Board believes that Mr. Lynch utilizes that experience in his service as a member of the Corporate Governance and Nominating Committee and the Audit Committee. Mr. Lynch served as Director for Champion Enterprises, Inc. until March 2011.

DOUGLAS M. MADDEN	Director since 2015
Flower Mound, Texas	Age 63

Mr. Madden served as Chief Operating Officer of Celanese Corporation, a specialty chemical and technology company (“Celanese”), from 2009 until his retirement in 2013. Prior to his appointment to the Chief Operating Officer position, Mr. Madden served as Executive Vice President, with responsibilities for Celanese’s Acetyl Intermediates and Industrial Specialties Group as well as executive responsibility for the Asia Pacific Region. During his nearly 30 years with Celanese, he served in many executive leadership roles including President of Consumer Specialties Segment and President of Advanced Engineered Materials Segment. Earlier in his career, he held other leadership roles at Celanese, including Head of Global Supply Chain; Vice President and Chief Financial Officer of Technical Fibers; Vice President-Finance of Hoechst Roussel Pharmaceuticals, a joint venture company with Celanese; and Vice President of Corporate Business Support Functions. Before joining Celanese, Mr. Madden served in operations and distribution management roles within Warner Lambert Co. and Johnson & Johnson. He brings substantial strategic knowledge and distinctive business experience to the Company’s Board, which is essential to management and the Board.

CORPORATE GOVERNANCE

Independent Directors

The Company’s common stock is listed on The NASDAQ Stock Market LLC (“Nasdaq”). Nasdaq requires that a majority of the Company’s directors be “independent directors,” as defined in Nasdaq Marketplace Rule 5605. Generally, a director does not qualify as an independent director if, among other reasons, the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that nine of the Company’s ten current directors are “independent directors” on the basis of Nasdaq’s standards and an analysis of all facts specific to each director.

The independent directors are Ronald W. Allen, C. Robert Campbell, R. Craig Carlock, C. John Langley, Jr., Tracy A. Leinbach, Larry D. Leinweber, G. Michael Lynch, Douglas M. Madden and Gary L. Paxton.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that give effect to Nasdaq’s requirements related to corporate governance and various other corporate governance matters. The Company’s Corporate Governance Guidelines, as well as the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, are available on the Company’s website at www.forwardaircorp.com.

Non-Employee Director Meetings

Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-employee directors meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The Lead Independent Director presides at such executive sessions or, in his or her absence, a non-employee director designated by such Lead Independent Director.

Interested parties who wish to communicate with the Chairman of the Board, Lead Independent Director, or the non-employee directors as a group should follow the procedures found below under “Shareholder Communications.”

Director Nominating Process

The Corporate Governance and Nominating Committee evaluates a candidate for director who was recommended by a shareholder in the same manner as a candidate recommended by other means. Shareholders wishing to communicate with the Corporate Governance and Nominating Committee concerning potential director candidates may do so by corresponding with the Corporate Secretary at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, and including the name and biographical data of the individual being suggested.

All recommendations should include the written consent of the nominee to be nominated for election to the Company’s Board of Directors. To be considered, the Company must receive recommendations at least 90 calendar days prior to the one year anniversary of the prior year’s Annual Meeting of Shareholders and include all required information to be considered. In the case of the 2017 Annual Meeting of Shareholders, this deadline is February 9, 2017. All recommendations will be brought to the attention of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes among other relevant factors in the context of the perceived needs of the Board at that time, the possession of such knowledge, experience, skills, expertise and diversity to enhance the Board’s ability to manage and direct the affairs and business of the Company.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director. The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board and Lead Independent Director, if any, periodically examines the composition of the Board and determines whether the Board would better serve its purposes with the addition of one or more directors. If the Corporate Governance and Nominating Committee determines that adding a new director is advisable, the Corporate Governance and Nominating Committee initiates the search, working with other directors and management and, if appropriate or necessary, a third-party search firm that specializes in identifying director candidates.

The Corporate Governance and Nominating Committee will consider all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates shall be presented to the Corporate Governance and Nominating Committee, and the Committee shall evaluate the candidates based on the needs of the Board at that time and issues of knowledge, experience, skills, expertise and diversity, as set forth in the Company’s Corporate Governance Guidelines. In particular, the Board and the Committee believe that the Board should be comprised of a well-balanced group of individuals with diverse knowledge, experience, skills and expertise. Although the Board does not have a formal policy regarding board diversity, the Board believes that having diversity of knowledge, experience, skills and expertise among its members enhances the Board’s ability to make fully informed, comprehensive decisions.

Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Corporate Governance and Nominating Committee, another director, Company management, a search firm or another third party. The Corporate Governance and Nominating Committee will submit any recommended candidate(s) to the full Board of Directors for approval and recommendation to the shareholders.

Shareholder Communications

Shareholders who wish to communicate with the Board, a Board committee or any such other individual director or directors may do so by sending written communications addressed to the Board of Directors, a Board committee or such individual director or directors, c/o Secretary, Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745. All communications will be compiled by the Secretary of the Company and forwarded to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board, the communication will be forwarded to all members of the Board.

Annual Performance Evaluations

The Company’s Corporate Governance Guidelines provide that the Board of Directors shall conduct an annual evaluation to determine, among other matters, whether the Board and the Committees are functioning effectively. The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also required to each conduct an annual self-evaluation. The Corporate Governance and Nominating Committee is responsible for overseeing this self-evaluation process.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all Company employees, officers and directors, which is available on the Company’s website at www.forwardaircorp.com. The Code of Business Conduct and Ethics complies with Nasdaq and Securities and Exchange Commission (the “SEC”) requirements, including procedures for the practices, internal accounting controls or auditing matters. The Company will also mail the Code of Business Conduct and Ethics to any shareholder who requests a copy. Requests may be made by contacting the Secretary as described above under “Shareholder Communications.”

Board Attendance

The Company’s Corporate Governance Guidelines provide that all directors are expected to attend all meetings of the Board and committees on which they serve and are also expected to attend the Annual Meeting of Shareholders. During 2015, the Board of Directors held seven meetings. All of the incumbent directors who were on the Board during 2015 attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which they served during 2015. There were eight directors at the time of the 2015 Annual Meeting of Shareholders, and seven of the eight incumbent directors attended the 2015 Annual Meeting of Shareholders.

Board Committees

The Board presently has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. With the exception of the Executive Committee, each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. In addition, the Board has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is “independent,” as defined in Nasdaq Marketplace Rule 5605, and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. Additional information regarding the functions of the Board’s committees, the number of meetings held by each committee during 2015 and their present membership is set forth below.

The Board nominated each of the nominees for election as a director and each nominee currently is a director. Assuming election of all of the director nominees, the following is a list of persons who will constitute the Company’s Board of Directors following the meeting, including their current committee assignments.

Name	Audit*	Compensation	Executive	Corporate Governance and Nominating
Bruce A. Campbell			X
C. Robert Campbell			X
Ronald W. Allen		X
R. Craig Carlock	X
C. John Langley, Jr.		Chair
Tracy A. Leinbach		X		X
Larry D. Leinweber		X		X
G. Michael Lynch	X		X	Chair
Douglas M. Madden		X

Number of Meetings in 2015	4	5	0	2

*	Gary L. Paxton currently serves as the Chair of the Audit Committee. Mr. Paxton is not standing for re-election.

Executive Committee. The Executive Committee is authorized, to the extent permitted by law and the Bylaws of the Company, to act on behalf of the Board on all matters that may arise between regular meetings of the Board upon which the Board would be authorized to act, subject to certain materiality restrictions established by the Board.

Audit Committee. The Audit Committee engages the Company’s independent registered public accounting firm, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by such firm with respect to the Company’s internal control structure, and reviews the internal audit process and internal accounting procedures and controls with the Company’s financial and accounting staff. A more detailed description of the Audit Committee’s duties and responsibilities can be found in the Audit Committee Report on page 59 of this Proxy Statement and in the Audit Committee Charter. A current copy of the written charter of the Audit Committee is available on the Company’s website at www.forwardaircorp.com.

The Board has determined that Audit Committee member, G. Michael Lynch, meets the definition of an “audit committee financial expert,” as that term is defined by the rules and regulations of the SEC. The Audit Committee held four meetings during 2015.

Compensation Committee. The Compensation Committee is responsible for determining the overall compensation levels of certain of the Company’s executive officers and administering the Company’s employee incentive plans and other employee benefit plans. Additionally, it reviews and approves the Compensation Discussion and Analysis for inclusion in the proxy statement (see pages 17 – 30 of this Proxy Statement). A current copy of the written charter of the Compensation Committee is available on the Company’s website at www.forwardaircorp.com.

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent consultant, to assist it during 2015. During the year, the consultant reviewed materials prepared by management and provided the Committee with information on compensation trends, best practices and changes in the regulatory environment, in addition to providing executive compensation benchmarking information. Meridian provided no services other than those related to executive and director pay and related governance.

The Compensation Committee, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not aware of any conflict of interest that has been raised by the work performed by Meridian.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending them to the full Board for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other Board members or shareholders. In addition, the Committee makes recommendations to the Board for Board committee assignments, develops and annually reviews corporate governance guidelines for the Company, and otherwise oversees corporate governance matters. The Committee also coordinates an annual performance review for the Board, Board committees, Chairman, Lead Independent Director, if any, and individual director nominees. The Committee periodically reviews and makes recommendations to the Board regarding director compensation for the Board’s approval. Furthermore, the Committee oversees management succession planning along with the Compensation Committee.

A description of the Committee’s policy regarding director candidates nominated by shareholders appears in “Director Nominating Process” above. A current copy of the written charter of the Corporate Governance and Nominating Committee is available on the Company’s website at www.forwardaircorp.com.

Board Structure

In accordance with our bylaws and governance guidelines, the Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board, and both of these positions may be held by the same person or they may be held by two persons. The Company’s Corporate Governance Guidelines require the election, by the Board, of an independent lead director to serve during any period when there is no independent Chairman of the Board. Currently, C. Robert Campbell serves as Lead Independent Director and he has served in that capacity since May of 2014.

The Company has operated for over eight years using a board leadership structure, in which the Chief Executive Officer also serves as Chairman of the Board. The Board believes that the Company, with its current Chief Executive Officer and Chairman, has been well-served by this leadership structure. Having Mr. Campbell serve as both Chief Executive Officer and Chairman of the Board demonstrates for the Company’s employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing its operations. The Board believes having Mr. Campbell serve as Chief Executive Officer and Chairman of the Board is best for the Company and its shareholders at the present time. He has led the Company as Chief Executive Officer since 2003, has worked with two Chairmen and four Lead Independent Directors, is a recognized leader in the transportation industry and has all of the skills incumbent to serve as a board chair.

Under the Company’s bylaws and Corporate Governance Guidelines, the Chairman of the Board is responsible for (a) chairing Board meetings and the Annual Meeting, (b) setting the agendas for these meetings, (c) attending Board committee meetings and (d) providing information to Board members in advance of each Board meeting and between Board meetings. The Lead Independent Director is responsible for (i) chairing executive sessions of the independent directors and communicating with management relating to these sessions, and presiding at all meetings of the Board at which the Chairman is not present, (ii) approving agendas and schedules for Board meetings and the information that is provided to directors, and (iii) serving as a liaison between the Chairman and the independent directors. The Lead Independent Director also has the authority to call meetings of the independent directors.

The Board believes that, in addition to fulfilling our lead director responsibilities, the Lead Independent Director makes valuable contributions to the Company, including but not limited to: (a) monitoring the performance of the Board and seeking to develop a high-performing Board, for example, by helping the directors reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure that all the directors are contributing to the work of the Board, and coordinating the work of the four Board Committees, (b) developing a productive relationship with our Chief Executive Officer and ensuring effective communication between the Chief Executive Officer and the Board, and (c) ensuring and supporting effective shareholder communications. Accordingly, the Board believes that the Company has benefited from having the Chairman/Chief Executive Officer as the leader of the Company, and having the Lead Independent Director serving as the leader of the independent directors.

On an annual basis, as part of our review of corporate governance and succession planning, the Board (led by the Corporate Governance and Nominating Committee) evaluates the Board’s leadership structure, to ensure that it remains the optimal structure for the Company and its shareholders. The Board recognizes that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. The Board believes its current leadership structure—under which the Chief Executive Officer serves as Chairman of the Board, the Board Committees are chaired by independent directors and a Lead Independent Director assumes specified responsibilities on behalf of the independent directors—is presently the optimal board leadership structure for the Company and its shareholders.

Risk Oversight

On at least a quarterly basis, the Company’s Chief Legal Officer provides a comprehensive risk report to the Audit Committee and the Board. While the Audit Committee has primary responsibility for overseeing financial risks, the Board is charged with overseeing the Company’s enterprise risks. Accordingly, on an annual basis, the Board receives a report from the Company’s Chief Legal Officer on the most significant risks that the Company is facing. The full Board also engages in periodic discussions about enterprise risk management with our Chief Legal Officer, Chief Executive Officer, Chief Financial Officer and other Company officers as the Board may deem appropriate. In addition, each of our Board Committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks that may be implicated by the Company’s executive compensation programs, and the Corporate Governance and Nominating Committee considers the best governance structure and guidelines for the Company to minimize enterprise risks brought about by weak governance. The Board believes that its leadership structure supports the Board’s effective oversight of the Company’s enterprise risks.

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. The Company does not pay employee directors for Board service in addition to their regular employee compensation.

The Corporate Governance and Nominating Committee, which consists solely of independent non-employee directors, has the primary responsibility for reviewing and considering any revisions to the non-employee director compensation program.

In accordance with the Corporate Governance and Nominating Committee’s recommendations, the non-employee directors’ cash compensation program is as follows:

•	an annual cash retainer of $50,000 for all non-employee directors;

•	an additional annual cash retainer of $35,000 for the Lead Independent Director;

•	an additional annual cash retainer of $15,000 for the Audit Committee Chair;

•	an additional annual cash retainer of $7,500 for the Corporate Governance and Nominating Committee Chair;

•	an additional annual cash retainer of $10,000 for the Compensation Committee Chair; and

•	an additional annual cash retainer of $8,500 for all non-Chair Audit Committee members, an additional annual cash retainer of $7,000 for all non-Chair Compensation Committee members and an additional annual cash retainer of $5,000 for all non-Chair Corporate Governance and Nominating Committee members.

All directors are reimbursed reasonable travel expenses for meetings attended in person. The Company also reimburses directors for expenses associated with participation in continuing director education programs.

In addition, effective May 22, 2007, the Company’s shareholders approved the Company’s Amended and Restated Non-Employee Director Stock Plan, as further amended on February 8, 2013 and January 25, 2016 (the “Amended Plan”). Under the Amended Plan, on the first business day after each Annual Meeting of Shareholders, each non-employee director is automatically granted an award (the “Annual Grant”) in such form and size as the Board determines from year to year. Unless otherwise determined by the Board, the Annual Grants will become vested and non-forfeitable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the grant date or (b) the first anniversary of the grant date, so long as the non-employee director’s service with the Company does not earlier terminate. In 2015, each non-employee director, except Douglas M. Madden and R. Craig Carlock, received shares of restricted common stock valued at $86,000 pursuant to the Amended Plan. Mr. Madden and Mr. Carlock, who were elected to the Company’s Board of Directors on September 8, 2015 and October 19, 2015, respectively, received shares of restricted common stock valued at $48,760 and $40,625, respectively, pursuant to the Amended Plan, which represented a pro rata grant for the period of each of their respective service.

Finally, the Board believes that directors more effectively represent the Company’s shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Therefore, the Board established certain independent director stock ownership guidelines which are set forth in the Company’s Corporate Governance Guidelines. Specifically, the Company’s independent directors are required to own shares of the Company’s common stock, with a value equal to at least three times the annual cash retainer for independent directors. Each new independent director has three years from the date he or she joins the Board to obtain this ownership stake. With the exception of Mr. Madden and Mr. Carlock, both of whom joined the Board in 2015, each independent director has achieved the stock ownership guidelines set forth in the Company’s Corporate Governance Guidelines. The following table shows the compensation the Company paid in 2015 to its non-employee directors. The Company does not pay employee directors for Board service in addition to their regular employee compensation.

Name	Fees Paid in Cash ($)	Stock Awards ($) (1)	Dividends ($) (2)	Total ($)
Ronald W. Allen	$57,000	$86,000	$710	$143,710
C. Robert Campbell	85,000	86,000	3,249	174,249
R. Craig Carlock	14,625	40,625	115	55,365
C. John Langley, Jr.	60,000	86,000	829	146,829
Tracy A. Leinbach	62,000	86,000	5,487	153,487
Larry D. Leinweber	63,500	86,000	829	150,329
G. Michael Lynch	66,000	86,000	829	152,829
Douglas M. Madden	17,375	48,760	131	66,266
Ray A. Mundy	23,773	—	583	24,356
Gary L. Paxton	65,000	86,000	829	151,829

(1)	Represents the aggregate grant date fair value of non-vested restricted shares and deferred stock unit awards. The fair values of these awards were determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.
(2)	Represents dividend payments on non-vested restricted shares or dividend equivalents credited on deferred stock unit awards granted during 2015 and 2014. These dividend payments and dividend equivalents are non-forfeitable.

The following table indicates the aggregate number of outstanding options held by each incumbent director at the end of 2015, and the aggregate number of deferred stock units or non-vested restricted shares held by each incumbent director at the end of 2015 and those shares or units that have not yet vested.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Shares or Units of Stock Held That Have Not Vested
Ronald W. Allen	—	1,640
C. Robert Campbell	—	6,714
R. Craig Carlock	—	957
C. John Langley, Jr.	—	1,640
Tracy A. Leinbach	—	11,406
Larry D. Leinweber	—	1,640
G. Michael Lynch	—	1,640
Douglas M. Madden	—	1,094
Gary L. Paxton	—	1,640

Certain Relationships and Related Person Transactions

The Audit Committee of the Board reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Other than as provided in the Audit Committee Charter, the Company does not have a written policy governing related person transactions. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person; and

•	the importance of the transaction to the Company.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee when considering the transaction.

Based on information provided by the directors, director nominees and executive officers, and the Company’s legal department, the Audit Committee determined that there are no related person transactions to be reported in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2015, none of the members of the Compensation Committee was an officer or employee of the Company, and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2015. From January 1, 2015 to October 21, 2015, the Compensation Committee members consisted of C. John Langley (Chair), Tracy A. Leinbach and Ronald W. Allen. On October 22, 2015, Douglas M. Madden and Larry D. Leinweber joined the Compensation Committee and all five serve on that Committee at the present time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our outstanding common stock held as of the Record Date by (i) each director and director nominee; (ii) our Chief Executive Officer, Chief Financial Officer, each of the next three most highly compensated executive officers, as required by SEC rules (collectively, the “Named Executive Officers”); and (iii) all directors and executive officers as a group. The table also sets forth information as to any person, entity or group known to the Company to be the beneficial owner of 5% or more of the Company’s common stock as of December 31, 2015.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days. Except as otherwise indicated, the shareholders listed in the table are deemed to have sole voting and investment power with respect to the common stock owned by them on the dates indicated above. Shareholders of non-vested restricted shares included in the table are entitled to voting and dividend rights.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number		Percent (%) (2)(3)
Directors, Nominees and Named Executive Officers
Bruce A. Campbell	389,363	(4)	*
Ronald W. Allen	8,470	(5)	*
C. Robert Campbell	22,165	(6)	*
R. Craig Carlock	957	(7)	*
C. John Langley, Jr.	20,894	(8)	*
Tracy A. Leinbach	23,378	(9)	*
Larry D. Leinweber	11,553	(10)	*
G. Michael Lynch	15,200	(11)	*
Douglas M. Madden	1,094	(12)	*
Gary L. Paxton	18,024	(13)	*
Rodney L. Bell	194,940	(14)	*
Michael L. Hance	55,743	(15)	*
Matthew J. Jewell	120,353	(16)	*
Chris C. Ruble	54,814	(17)(18)	*
All directors and executive officers as a group (16) persons	1,027,460		3.35
Other Principal Shareholders
BlackRock, Inc.	2,859,815	(19)	9.4
Royce & Associates, LLC	2,342,378	(20)	7.7
The Vanguard Group, Inc.	2,321,624	(21)	7.6
Neuberger Berman Group LLC	2,135,665	(22)	7.0
Invesco Ltd.	1,644,973	(23)	5.4

*	Less than one percent.
(1)	The business address of each listed director, nominee and Named Executive Officer is c/o Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745.
(2)	The percentages shown for directors, nominees and Named Executive Officers are based on 30,646,997 shares of common stock outstanding on the Record Date.
(3)	The percentages shown for other principal shareholders are based on 30,543,864 shares of common stock outstanding on December 31, 2015.
(4)	Includes 209,226 options that are fully exercisable and 18,447 non-vested restricted shares
(5)	Includes 1,640 non-vested restricted shares
(6)	Includes 1,640 non-vested restricted shares and 446 deferred stock units
(7)	Includes 957 non-vested restricted shares
(8)	Includes 1,640 non-vested restricted shares

(9)	Includes 1,640 non-vested restricted shares and 534 deferred stock units
(10)	Includes 1,640 non-vested restricted shares
(11)	Includes 1,640 non-vested restricted shares
(12)	Includes 1,094 non-vested restricted shares
(13)	Includes 1,640 non-vested restricted shares
(14)	Includes 86,043 options that are fully exercisable and 4,217 non-vested restricted shares
(15)	Includes 38,697 options that are fully exercisable and 4,436 non-vested restricted shares
(16)	Includes 86,043 options that are fully exercisable and 4,828 non-vested restricted shares
(17)	Includes 36,043 options that are fully exercisable and 4,828 non-vested restricted shares
(18)	Includes 29 shares of Common Stock owned by Mr. Ruble’s child with whom he shares voting and investment power with respect to such shares
(19)	BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, New York 10055, reported beneficial ownership of the shares as of December 31, 2015 in a Schedule 13G/A filed with the SEC. BlackRock, a holding company, reported having sole voting power over 2,790,005 shares and sole dispositive power over 2,859,815 shares.
(20)	Royce & Associates, LLC (“Royce”), 745 Fifth Avenue, New York, New York 10151, reported beneficial ownership of the shares as of December 31, 2015 in a Schedule 13G/A filed with the SEC. Royce, an investment adviser, reported having sole voting and dispositive power over 2,342,378 shares.
(21)	The Vanguard Group, Inc. (“Vanguard”), 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, reported beneficial ownership of the shares as of December 31, 2015 in a Schedule 13G/A filed with the SEC. Vanguard, an investment adviser, reported having sole voting power over 67,760 shares, shared voting power over 2,100 shares, shared dispositive power over 68,160 shares and sole dispositive power over 2,253,464 shares.
(22)	Neuberger Berman Group LLC (“Neuberger”), 605 Third Avenue, New York, New York 10158, reported beneficial ownership of the shares as of December 31, 2015 in a Schedule 13G/A filed with the SEC. Neuberger, a holding company, reported having shared voting power over 2,135,665 shares, shared dispositive power over 2,135,665 shares.
(23)	Invesco Ltd., 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309, reported beneficial ownership of the shares as of December 31, 2015 in a Schedule 13G filed with the SEC. Invesco, an investment adviser and holding company, reported having sole voting power over 1,644,973 shares and sole dispositive power over 1,644,973 shares.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Compensation Philosophy and Objectives

The Compensation Committee (the “Committee” for purposes of the Compensation Discussion and Analysis) has designed the executive compensation program to attract, develop, reward and retain quality management talent in order to facilitate the Company’s achievement of its annual, long-term and strategic goals. The Committee’s objective is to align executives’ interests with shareholders’ interests by creating a pay-for-performance culture at the executive level, with the ultimate objective of increasing shareholder value. At the same time, the Committee believes that executive compensation should recognize the contributions of individual executives to the Company’s goals and objectives and should be market competitive. Thus, while executive compensation should be directly linked to Company performance, it should also be an incentive for executives to continually improve individual performance.

In order to meet its objectives of attracting, developing, rewarding and retaining superior executive management, the Committee utilizes a compensation package that considers the compensation of similarly situated executives in the market, the tenure of the executive and the value of the executive to the organization. It uses annual cash incentives tied to the Company’s performance measured against pre-established financial and individual objectives. Also, the Committee provides long-term compensation opportunities to reward performance of the Company measured against established goals, to encourage retention of its executive management team, to foster executive ownership in the Company and to align the executives’ long-term compensation directly with the shareholder’s long-term value.

Key Elements of Compensation Plan Design

Our executive compensation program is based on the following best practices:

•	Pay opportunities for executives as a group that are appropriate to the size of the Company;

•	A pay program that is heavily performance-based using multiple performance measures;

•	Disclosure of the financial performance metrics and goals used in our incentives;

•	A long-term incentive program aligned with shareholders through a link to stock price and measurement of stock performance versus peer companies;

•	Equity-based incentive plans that prohibit backdating and repricing of stock options;

•	Few perquisites and no tax gross-ups on perquisites;

•	Executive stock ownership and retention guidelines;

•	Prohibition against hedging and pledging;

•	Designs that reward prudent risk-taking;

•	Moderate severance;

•	Moderate change-in-control severance amounts and no excise tax gross-ups;

•	Beginning with 2016 awards, double-trigger vesting on long-term equity awards; and

•	Retention of an independent compensation consultant engaged by, and who reports directly to, the Committee.

2015 in Brief

During the year ended December 31, 2015, the Company experienced significant year-over-year increases in its consolidated revenues.

•	Operating revenue increased by $178.1 million, or 22.8%, to $959.1 million for the year ended December 31, 2015 from $781.0 million for the year ended December 31, 2014.

•	On March 9, 2015, we completed the acquisition of CLP Towne Inc. (“Towne”). Towne is a full-service trucking provider offering time-sensitive less-than-truckload shipping, full truckload service, an extensive cartage network, container freight stations and dedicated trucking.

•	Adjusted income from operations improved to $106.1 million for the year ended December 31, 2015 from $97.3 million in the prior year, up 9.0%. Income from operations was adjusted to exclude $23.5 million in one-time acquisition and integration costs related to the acquisition of Towne and $0.8 million in professional fees and incentives associated with a $4.2 million income tax benefit recognized during 2015. Income from operations for 2014 was adjusted to exclude $0.9 million in one-time acquisition and integration costs related to the acquisition of Central States Trucking Co. and Central States Logistics, Inc.

•	The Company’s operating activities generated $85.7 million of net cash for the year ended December 31, 2015 and after utilizing $100.9 million in investing activities in 2015, the Company maintained a strong balance sheet, with approximately $33.3 million of cash and cash-equivalents at fiscal year-end.

Under this backdrop of improved Company performance, our pay-for-performance philosophy and the design of our pay programs led to the following Committee actions and plan payouts to our Named Executive Officers for 2015:

•	Base salaries. Approved base salary increases to our Named Executive Officers effective in January 2015 ranging from 4% to 8% (based in part on 2014 results). Mr. Campbell, the Chief Executive Officer, received no increase to his base salary in 2015. Messrs. Jewell, Ruble and Hance each received base salary increases of 4% in 2015. Mr. Bell received a base salary increase of 8% in 2015 in order to bring his salary nearer to market based on updated market data obtained at the request of the Committee.

•	Short-term incentive payouts. Approved payouts under our annual incentive plan at 54% of target, i.e., below target due to aggressive goals set for the year.

•	Special integration bonus plan payout. Approved one-time payouts under a special Towne acquisition integration bonus plan at 80% of target.

•	Long-term performance plan payouts. Approved payouts for our February 2013-February 2016 performance share grant equal to 125% of target based on our 3-year relative total shareholder return against peers at the 60th percentile of our transportation peer group.

Role of Shareholder Say-on-Pay Vote

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of shareholders held in May 2015, approximately 95.9% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes this outcome affirms shareholders’ support of the Company’s approach to executive compensation and did not change its approach in 2015 based upon the results of this advisory vote. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the Company’s executive compensation policies, plan designs and the compensation of our senior officers, including our Named Executive Officers. The Committee considers various factors in making compensation determinations, including the officer’s responsibilities and performance, the effectiveness of our programs in supporting the Company’s short-term and long-term strategic objectives, and the Company’s overall financial performance. Additionally, the Committee coordinates the full Board’s annual review of the Chief Executive Officer’s performance and considers the Board’s assessment in its compensation decisions related to the Chief Executive Officer.

To this end, the Committee conducts an annual review of executive officer pay levels, reviews market data updated periodically by the independent consultant, approves changes to program designs (including post-termination arrangements) based on an assessment of competitive market practice and emerging trends, oversees the development of succession plans, and evaluates the risks associated with the Company’s executive compensation programs.

Role of the Compensation Consultant

The Committee has selected and directly retains the services of Meridian Compensation Partners, LLC (“Meridian”). The Committee periodically seeks input from Meridian on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Meridian also provides general observations on the Company’s compensation programs, but it does not determine or recommend the amount or form of compensation for the Named Executive Officers. During 2015, Meridian attended four of five Committee meetings. The Committee determined that Meridian was independent during 2015 per Nasdaq listing standards and had no conflicts of interest to disclose.

Role of Executive Officers in Compensation Decisions

At the request of the Compensation Committee, the Chief Executive Officer makes recommendations regarding base salary, annual incentive pay and long-term equity incentive awards for the other Named Executive Officers and provides the Committee with justification for such awards. In forming his recommendations, he considers information provided by the Senior Vice President of Human Resources and assessments of individual contributions, achievement of performance objectives and other qualitative factors. While the Committee gives great weight to the recommendations of the Chief Executive Officer, it has full discretion and authority to make the final decision on the salaries, annual incentive awards and long-term equity incentive awards as to all of the Named Executive Officers. The Chief Executive Officer does not make recommendations concerning his own compensation and is not present during deliberations and voting regarding his own compensation.

The Chief Executive Officer, Senior Vice President of Human Resources and the Chief Legal Officer regularly attend Compensation Committee meetings at the Committee’s request. The Senior Vice President of Human Resources typically presents recommendations for program design changes and individual pay levels for executive officers, taking into consideration individual performance of each incumbent, appropriate benchmarking information and issues that may arise from an accounting, legal and tax perspective.

Setting Executive Compensation

Based on the foregoing objectives, we have structured the Company’s executive compensation to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals.

For the fiscal year ended December 31, 2015, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	annual incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits (available to all employees); and

•	perquisites and other personal benefits.

The Committee combines these elements, particularly base salary, and the short and long-term incentives, to provide a total compensation package designed to attract highly qualified individuals and provide strong incentives to align efforts and motivate executives to deliver company performance that creates shareholder value. The total value of the compensation package is weighted towards the variable incentive components.

At the beginning of 2015, the Compensation Committee established a total target compensation for each Named Executive Officer comprised of base pay, annual incentives and long-term incentives (“LTI”). The Committee used market data prepared by its independent compensation consultant from Aon Hewitt’s Total Compensation Measurement general industry database providing pay opportunities at the size-adjusted 50th percentile of the market for executives holding similar positions. The Committee considered the data as one of the factors in considering an executive’s total target compensation, but also considered other factors such as the experience level of the individual, the value of the individual executive to the Company, the individual’s level within the Company, existing and prior year awards for the individual and other factors.

In 2015, the total target compensation set at the beginning of the year for the Named Executive Officers was:

NEO	Base Salary	Target Annual Incentive	Target Long- Term Incentive	Total Target Compensation
Mr. Campbell	$629,999	$629,999	$1,500,000	$2,759,998
Mr. Bell	367,109	275,331	330,000	972,440
Mr. Jewell	422,240	316,680	330,000	1,068,920
Mr. Ruble	423,072	317,304	330,000	1,070,376
Mr. Hance	343,200	257,400	330,000	930,600

Our compensation programs are designed to incentivize strong annual performance and foster long-term operational success. We believe that a majority of total compensation (base salary, annual incentives and long-term incentives) that can be earned by the Named Executive Officers should be “at risk”, meaning that the compensation is only earned by meeting annual or long-term performance goals. The 2015 compensation elements with “at risk” components are approximately 57% of the 2015 target compensation opportunity for all of the Named Executive Officers, and approximately 65% for our Chief Executive Officer.

The compensation that an executive actually receives will differ from that executive’s target compensation for a variety of reasons. Base salary increases, annual incentive awards and long-term incentive awards received are based on achievement of individual and business objectives. Additionally, compensation realized from long-term incentive awards is dependent upon stock price increases, stock performance versus peer companies and/or continued employment.

Base Salary

The objective of base salary is to reflect the base market value of the executive’s role. It is designed to reward core competence in roles that are complex and demanding. We choose to pay base salary because it is required for talent attraction and retention.

Base salary ranges for 2015 for the Named Executive Officers were determined for each executive based on his position and responsibility and by reference to the market data. The Committee also considers factors such as internal pay equity, level of experience and qualifications of the individual, scope of responsibilities and future potential, goals and objectives established for the executive as well as the executive’s past performance. The base salaries for the Named Executive Officers for the fiscal year ended December 31, 2015 are set forth in the “Salary” column of the Summary Compensation Table on page 31 of this Proxy Statement.

Annual Incentive Compensation

The objective of our annual cash incentive plan is to provide focus on attaining specific business goals that lead to our long-term success, encourage growth in shareholder value, and promote and encourage retention of the Company’s executive talent. The annual cash incentive plan is designed to reward achievement of year-over-year operating income growth and achievement of individual objectives important to the Company’s short-term and long-term success. Payments made under the annual incentive compensation program to the Named Executive Officers are made, in cash, and correspond to a certain percentage of the executive’s pay, as described in more detail below.

2015 Target Annual Cash Incentive Plan Opportunity. Each executive’s annual cash incentive plan target opportunity for 2015 is shown below and represents no change from the prior year.

Annual Cash Incentive Plan Target Opportunities
Executive	Total Target Annual Cash Incentive Plan Opportunity as Percentage of Base Salary
Campbell	100%
Bell, Jewell, Ruble, Hance	75%

In 2015, the Company’s annual incentive program for the Named Executive Officers consisted of two components. Eighty percent (80%) of the Named Executive Officers’ total incentive opportunity was based on the Company’s annual operating income performance measured against a specific pre-established goal. The remaining twenty percent (20%) was based on the achievement of their individual objectives. Each element could pay from 0% to 200% target based on performance.

Operating Income Goals. The Committee established operating income goals for 2015 and corresponding incentive payments for achievement of such goals. The 2015 operating income incentive payment grid was as shown below. Payout for performance between points was interpolated on a straight-line basis, and the Committee retained discretion as to the amount, if any, of any annual incentive awards to the Company’s executives for results that fell below the established performance levels. In 2015, for purposes of determining the achievement of operating income goals under the annual cash incentive plan, the Committee determined to exclude from operating income one-time acquisition and integration costs related to the acquisition of Towne and the cost of professional fees and incentives associated with a $4.2 million income tax benefit recognized during 2015.

Operating Income Component of Annual Cash Incentive Plan
	Operating Income (In thousands)	Increase over Prior Year Actual	Possible Payout as Percentage of Total Target Annual Incentive Opportunity
Threshold	$96,406	0%	0%
Target	$119,255	23.7%	80%
Maximum	$137,143	42.3%	160%

Individual Objectives. Individual personal objectives specific to each executive officer position were set at the start of the fiscal year. At the end of the fiscal year, the Chief Executive Officer used his judgment to evaluate the performance of the other Named Executive Officers against those personal objectives, taking into account the extent to which the goals were met; unforeseen financial, operational and strategic issues of the Company; and any other information deemed relevant. The Compensation Committee reviewed and approved this performance evaluation and evaluated the performance of the Chief Executive Officer in a similar manner with input from the full Board.

The 2015 individual objectives payout opportunities were as shown in the chart below. From zero percent (0%) to the Maximum award amount described in the chart below, the Committee had discretion as to the exact amount of awards, if any, made in connection with an executive’s attainment of the executive’s individual objectives.

Individual Objectives Component of Annual Cash Incentive Plan
Possible Payout as Percentage of Total Target Annual Incentive Opportunity
Threshold	0%
Target	20%
Maximum	40%

2015 Annual Incentive Payout. The Committee met in February 2016 to determine whether the Company’s 2015 performance merited payment to the Named Executive Officers under the annual cash incentive plan, and, if so, to determine the amount of such incentive awards.

•	Operating income performance: Adjusted income from operations improved to $106.1 million for the year ended December 31, 2015 from $97.3 million in the prior year, up 9.0%. Income from operations for 2015 was adjusted to exclude $23.5 million in one-time acquisition and integration costs related to the acquisition of Towne and $0.8 million in professional fees and incentives associated with a $4.2 million income tax benefit recognized during 2015. Income from operations for 2014 was adjusted to exclude $0.9 million in one-time acquisition and integration costs related to the acquisition of Central States Trucking Co. and Central States Logistics, Inc. The improvement in the Company’s income from operations generated a payout of 34% of the total target annual incentive opportunity.

•	Individual Performance:

The Committee also considered performance against the individual objectives set for the Named Executive Officers. In 2015, those individual objectives encompassed:

•	contributions to meeting established corporate and departmental goals;

•	contributions to the Company’s acquisition activities;

•	continuous improvement of business and functional operations;

•	managing resources within established departmental budgets; and

•	effectiveness and development in areas of leadership, talent development, planning and teamwork.

After a performance appraisal of each executive officer and a review of their achievement of the personal goals which had been set for them, Mr. Campbell recommended to the Committee an achievement of 100% of target for each Named Executive Officer’s personal individual objectives, which they approved. The Compensation Committee evaluated the performance of the Chief Executive Officer in a similar manner, and based on its review determined that Mr. Campbell also achieved his personal individual objectives for 2015 at target levels. The actual awards made to each Named Executive Officer under the Operating Income and Individual Objectives Component of the annual cash incentive plan are shown in the chart below.

Executive	Operating Income Component	Individual Objectives Component	Total Payout Under 2015 Annual Cash Incentive Plan
Mr. Campbell	$212,836	$126,000	$338,836
Mr. Bell	93,017	55,066	148,083
Mr. Jewell	106,986	63,336	170,322
Mr. Ruble	107,197	63,461	170,657
Mr. Hance	86,959	51,480	138,439

Special One-Time Acquisition Integration Bonus Plan. In March 2015, the Committee approved a special bonus plan designed to motivate an accelerated and effective integration of Towne into the Company’s operations (the “Integration Bonus Plan”). Towne represents the largest acquisition in the Company’s history, and the Committee deemed its effective integration in 2015 to be a key factor in the Company’s short-term and long-term success. Accordingly, the Integration Bonus Plan was developed and designed to reward the achievement of certain key operational and financial integration milestones. Payments made under the Integration Bonus Plan were made to all participants, including the Named Executive Officers, in cash. Eligible participants included both executive and non-executive managers whose responsibilities impacted the integration of Towne’s operations into the Company’s operations.

Each Named Executive Officer’s Integration Bonus Plan target opportunity was $50,000. The Integration Bonus Plan consisted of five components that focused on achievement of operational synergies, delivery of high levels of customer service and contribution to earnings. Each component would pay either $0 or $10,000 depending on whether the goal for that component was achieved. Failure to achieve a goal would result in a $0 payout for that component. The Committee established goals for each of the five components of the Integration Bonus Plan and set the target achievement date for July 1, 2015. The Company achieved four of the five goals under the Integration Bonus Plan, which resulted in a total payout to each Named Executive Officer of 80% of the Integration Bonus Plan target opportunity or $40,000.

For the total incentive award amounts granted to the Named Executive Officers under the Annual Incentive Program in 2015, please see the amounts set forth in the “Payments Under Non-Equity Incentive Plans” column of the Summary Compensation Table on page 31 of this Proxy Statement.

Long-Term Equity Incentive Awards

The objective of providing long-term incentives (LTI) is to focus the Named Executive Officers on metrics that lead to increased shareholder value over the long term, enhance long-term thinking in general and retain executives. Our long-term incentives are specifically designed to reward stock price increase, stock performance relative to industry peer companies and continued employment.

At the beginning of 2015, the Committee established target values for each Named Executive Officer for the total LTI component and made grants consisting of three types of awards: stock options, restricted stock and performance shares. The Committee increased Mr. Campbell’s LTI award by $500,000 as part of its annual performance evaluation process in February 2015, in recognition of Mr. Campbell’s contributions in 2014 to enhancing the Company’s strategic planning process. The Committee allocated this increase entirely to the value of the performance share component of Mr. Campbell’s LTI award. As a result, the weighting of 2015 LTI awards to Mr. Campbell were 22.2% stock options, 22.2% restricted stock and 55.6% performance shares.

The target value for Mr. Hance’s LTI award was increased by $150,000 in order to align his LTI award value with other NEOs and the updated market data. There were no changes to the long-term incentive target values for any of the other Named Executive Officers. The Committee made grants to Messrs. Bell, Jewell, Ruble and Hance consisting of one-third each stock options, restricted stock and performance shares.

The Committee approved the following target long-term incentive awards for the Named Executive Officers for 2015:

Executive	2015 Stock Option Grant	2015 Restricted Stock Grant	2015 Target Performance Share Grant	2015 Total Long-Term Incentive Award	2014 Total Long-Term Incentive Award
Mr. Campbell	$333,333	$333,333	$833,333	$1,500,000	$1,000,000
Mr. Bell	110,000	110,000	110,000	330,000	330,000
Mr. Jewell	110,000	110,000	110,000	330,000	330,000
Mr. Ruble	110,000	110,000	110,000	330,000	330,000
Mr. Hance	110,000	110,000	110,000	330,000	180,000

Equity-based awards. The value to the executive of each of the three components comprising long-term equity compensation in 2015 (stock options, restricted stock and performance shares) is impacted by the performance of the Company’s stock.

•	A stock option provides value to the executive only if share price increases.

•	Restricted stock becomes more valuable to the executive only if the Company’s stock price increases, and the executive shares in the downside risk of a decline in the Company’s stock price.

•	The number of performance shares earned, if any, will depend on how the Company’s stock performs against transportation industry peers.

As it is possible that there will be no payout under the performance shares or stock options, these awards are completely “at-risk” compensation. This emphasis on at-risk compensation in the LTI awards accomplishes the Company’s goal of creating a pay-for-performance culture at the executive level, while striking the appropriate balance between risk, retention and reward. Each element of the LTI is discussed in more detail below.

Stock Options. A stock option is the right to purchase the Company’s common stock at a fixed price for a defined period of time. In 2015, grant sizes of stock options for the Named Executive Officers were calculated generally by multiplying the target LTI economic value by the weighting assigned to the options component and dividing it by the value of a single option determined under the Black-Scholes methodology and based on assumptions used for recognizing expense in our financial statements contained in our Annual Report in accordance with generally accepted accounting principles (“GAAP”). For the 2015 option grant, the grant date fair value was $16.08.

The exercise price for options was equal to the fair market value of the Company’s common stock on the date the option was granted, $50.71. The options vest evenly over a three-year period. Consistent with option grants to the Chief Executive Officer over the past three years, options granted to Mr. Campbell in 2015 were subject to a financial performance standard whereby vesting was contingent upon the Company’s achievement of pre-established operating income goals within a three-year period. All of the options granted to the Named Executive Officers will expire if not exercised within seven years of the grant date. To the extent not earlier vested, these options will vest upon the death or disability of the recipient, as well as upon a “Change in Control,” as such term is defined in the Amended and Restated Stock Option and Incentive Plan (the “Stock Incentive Plan”).

Restricted Stock. A share of restricted stock is a share of the Company’s common stock that is subject to vesting requirements based on continued employment. Restricted stock grant sizes are calculated generally by multiplying the target LTI economic value by the weighting assigned to the restricted stock component and dividing it by the value of a single share of common stock determined using the estimated grant date fair value, $50.71.

Shares granted under restricted stock awards are restricted from sale or transfer until vesting occurs, and restrictions lapse in three equal installments beginning one year after the date of grant. Dividends are paid in cash on a current basis throughout the vesting period. To the extent not earlier vested, restricted stock awards will vest upon the death or disability of the recipient, as well as upon a “Change in Control,” as such term is defined in the Stock Incentive Plan.

Performance Shares. A performance share is the right to receive a share of Company common stock based upon the achievement of certain performance criteria. Performance share grant sizes were calculated by multiplying the target LTI economic value by the weighting assigned to the performance share component and dividing it by the value of a single performance share determined using a Monte Carlo valuation model, $62.78.

Performance shares are earned on the basis of our Total Shareholder Return (“TSR”) measured over a three year period, relative to the TSR of a peer group of transportation companies. For performance share awards made prior to and including 2015, the following 12 companies were included in the TSR peer group: C.H. Robinson Worldwide, Inc.; Con-way, Inc.; Expeditors International of Washington, Inc.; FedEx Corporation; Hub Group, Inc.; J.B. Hunt Transport Services, Inc.; Knight Transportation, Inc.; Landstar System, Inc.; Old Dominion Freight Line, Inc.; United Parcel Service, Inc.; UTi Worldwide, Inc.; and Werner Enterprises, Inc. In 2015, the Committee adjusted the peer group for performance share awards made in 2016 by removing UTi Worldwide, Inc. and Con-Way, Inc., both of which were acquired in 2015, and adding XPO Logistics, Inc. and Roadrunner Transportation Systems, Inc.

•	TSR reflects price appreciation and reinvestment of dividends.

•	Share price appreciation is measured as the difference between the beginning market price and the ending market price of our shares.

•	The beginning market price equals the average closing price on the 30 trading days immediately preceding and including the first day of the performance period.

•	The ending market price equals the average closing price on the last 30 trading days of the performance period.

The actual number of performance shares earned is based on our TSR versus the TSRs of the comparator group companies described above during the three-year performance period. The performance shares pay out in shares of our common stock, shortly after the close of the three-year performance period, in a range of 0 percent to 200 percent of the number of performance shares awarded. The chart set forth below determined the percent of a target award to be paid for grants made in 2015. Payout for performance between points is calculated using straight-line interpolation.

Performance Level	Payout (as a % of Target)
90th percentile or higher	200%
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%

Prior to 2015, the threshold level of performance was 30th percentile. It was changed to align with median practice at other companies. Dividends are not paid on unvested performance shares. Outstanding performance shares will vest upon the death or disability of the recipient, as well as upon a “Change in Control,” as such term is defined in the Stock Incentive Plan.

Awards made to the Named Executive Officers under the Stock Incentive Plan for the fiscal year ended December 31, 2015 are set forth in the Grants of Plan-Based Awards for Fiscal 2015 Table on page 33 of this Proxy Statement.

Payout of 2013 Performance Shares. The performance shares awarded in February 2013 were paid out based on their terms after the 3-year performance period ended in February 2016. Based on TSR of 18.5% ranking at the 60th percentile of our transportation industry peer group, the payouts were 125% of target.

Changes to Long Term Equity Awards for 2016 Grants

The Committee has modified its grant practices, commencing with LTI awards approved in February 2016, to incorporate a double-trigger vesting provision in the event of a change in control of the Company. Under this new provision, vesting of outstanding awards is not accelerated automatically upon a change in control of the Company unless the awards are not assumed or converted by the acquirer; rather, vesting will accelerate if the Named Executive Officer suffers an involuntary termination of employment in connection with or within 24 months after the change in control.

Specifically, if the Named Executive Officer suffers an involuntary termination (as such term is defined in the award agreement) coincident with or within 24 months after a change in control of the Company occurs, the Named Executive Officer’s stock options will become fully vested and exercisable upon such involuntary termination and may be exercised within 90 days thereafter but not beyond their expiration date. If the stock options are cancelled in the change in control transaction, they will become exercisable in full immediately before such cancellation. Similarly, upon such involuntary termination coincident with or within 24 months after a change in control of the Company occurs, the Named Executive Officer’s restricted shares will become fully vested and transferable. If the restricted stock awards are not assumed or substituted with equivalent awards in the change in control transaction, then the Company will provide for full vesting and lapse of restrictions on the award shares immediately before the effective time of the change in control.

If the Named Executive Officer suffers an involuntary termination coincident with or within 24 months after a change in control of the Company occurs, but before the performance share vesting date, the Named Executive Officer will become vested in the target number of performance shares or, if greater, the number of performance shares that would have become vested on the vesting date based on the Company’s TSR ranking calculated through the executive’s last day of service. If the performance share awards are not assumed or substituted with equivalent awards in the change in control transaction, then the Named Executive Officer will become vested in the target number of performance shares or, if greater, the number of performance shares that would have become vested on the vesting date based on the Company’s TSR ranking calculated through the date of the change in control. Similar to the performance share awards granted in 2015, the target number of performance shares under the 2016 awards is set at half of the maximum payout opportunity.

Retirement and Other Benefits

Our Named Executive Officers received retirement and other benefits the same as other employees at the Company. We choose to pay these benefits to meet the objective of having a competitive retirement and benefit package in the marketplace. Retirement benefits reward employees for saving for their retirement and for continued employment. Welfare benefits such as medical and life insurance reward continued employment.

All full-time Company employees, including the Named Executive Officers, are entitled to participate in the Company’s 401(k) retirement savings plan. Under the Company’s 401(k) retirement savings plan, for each pay period, the Company provides a $0.25 matching contribution for every dollar an employee elects to defer into the 401(k) plan. However, this $0.25 matching contribution is limited to elective deferrals up to 6% of the employee’s compensation for the pay period. The Company’s matching contribution is subject to the rules and regulations on maximum contributions by individuals under such a plan. Matching contributions to the Named Executive Officers for the fiscal year ended December 31, 2015 are reflected in the “401(k) Match” column of the All Other Compensation Table on page 32 of this Proxy Statement.

Additionally, all full-time employees of the Company, including the Named Executive Officers, are eligible to participate in the Company’s 2005 Employee Stock Purchase Plan (the “ESPP”) upon enrolling in the ESPP during one of the established enrollment periods. Under the terms of the ESPP, eligible employees of the Company can purchase shares of the Company’s common stock through payroll deduction and lump sum contributions at a discounted price. The purchase price for such shares of common stock for each option period, as described in the ESPP, will be the lower of: (a) 90% of the closing market price on the first trading day of an option period (there are two option periods each year—January 1 to June 30 and July 1 to December 31) or; (b) 90% of the closing market price on the last trading day of the option period. Under the ESPP, no Company employee is permitted to purchase more than 2,000 shares of the Company’s common stock per option period or shares of common stock having a market value of more than $25,000 per calendar year, as calculated under the ESPP.

The Named Executive Officers are also eligible to participate in the Company’s health, dental, disability and other insurance plans on the same terms and at the same cost as such plans are available to all of the Company’s full-time employees. The Company does not have or provide any supplemental executive retirement plan or similar plan that provides for specified retirement payments or benefits. Moreover, the Company does not have or provide any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Perquisites

The Company provides its Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation. We choose to pay them to meet the objective of creating a competitive advantage for attracting and retaining superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers. The Named Executive Officers are provided a monthly car allowance and reimbursement of certain commuting expenses. The perquisites provided to our Named Executive Officers, in the aggregate, comprise less than 1.0% of their total compensation. The amounts of such benefits received by each Named Executive Officer for the fiscal year ended December 31, 2015 are set forth in the “Car Allowance & Commuting Expenses” column of the All Other Compensation Table on page 32 of this Proxy Statement.

Severance Arrangements

The Company maintains an employment agreement with Mr. Campbell, which was put in place to secure his services and provide for certain benefits upon termination of employment, and also to protect the Company’s interests by imposing confidentiality, noncompetition, non-solicitation and other restrictive covenants. Under Mr. Campbell’s Employment Agreement, described in detail below, if the Company were to terminate Mr. Campbell without “just cause,” then he would be entitled to receive (i) his base salary for the longer of one year from the date of termination or the remainder of the then-pending term of the Employment Agreement but not to exceed two years; (ii) any unpaid bonus amounts previously earned; and (iii) continued insurance coverage for one year from the date of such termination. In the event of a change in control, Mr. Campbell may elect to resign and receive (i) his base salary for one year following the date of the change of control; and (ii) a cash bonus equal to the prior year’s year-end cash bonus, plus any unpaid bonus amounts previously earned. The payments due to Mr. Campbell in the event he is terminated without “just cause” or following a change in control are set forth in the “Termination without Cause” column of the 2015 Potential Payments upon Termination, Change of Control, Death and Disability Table on page 38 of this Proxy Statement.

Our other executive officers do not have employment contracts, but are covered by an executive severance and change in control plan (the “Severance Plan”), which became effective January 1, 2013. All Named Executive Officers (other than the Chief Executive Officer whose severance is governed by the terms of his employment agreement), along with other senior officers of the Company, are participants in the Severance Plan. The objectives of the Severance Plan are to enhance the attraction and retention of executive talent during corporate upheaval, enable management to evaluate and support potential transactions that might be beneficial to shareholders even though the result would be a change in control of the Company, and obtain important corporate protections upon terminations of employment. The plan is designed to reward executives for remaining employed when their prospects for continued employment following a change in control or other corporate upheaval may be uncertain. We chose to adopt the plan to protect shareholder value in such events by increasing the possibility of retaining an intact management team.

The severance benefits available to our Named Executive Officers under the Severance Plan are described in more detail under the Section entitled “2015 Potential Payments upon Termination, Change of Control, Death or Disability” on pages 37-39 of this Proxy Statement and in the table set forth on page 38 of that Section.

Tax and Accounting Implications

The Committee and management consider the accounting and tax effects of various compensation elements when designing our annual incentive and equity compensation plans and making other compensation decisions. Although the Committee designs the Company’s plans and programs to be tax-efficient and to minimize compensation expense, these considerations are secondary to meeting the overall objectives of the executive compensation program.

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and to the three most highly compensated executive officers other than the chief executive officer or chief financial officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. It is the policy of the Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million deduction limit under Section 162(m) of the Code, while maintaining flexibility to take actions with respect to compensation that it deems to be in the interest of the Company and its shareholders which may not qualify for tax deductibility.

Accounting for Executive Compensation. We account for stock-based compensation in accordance with GAAP. Consequently, stock-based compensation cost is measured at the grant date based on the fair value of the award in accordance with FASB ASC Topic 718. We generally recognize stock-based compensation expense ratably over the vesting period of each award except as required otherwise by FASB ASC Topic 718.

Other Compensation and Governance Policies

Risk Management

Our incentive program rewards reasonable risk-taking, accomplished through both program design and Committee processes.

Program design features for Named Executive Officers that mitigate risk include the following:

•	Balanced mix of pay including substantial base salary (fixed compensation) and a balance of annual (cash) and long-term (equity) incentives;

•	Capped short-term incentives;

•	Short-term incentive goals tied to financial goals of corporate-level strategic plan;

•	Annual equity-based incentive grants without backdating or repricing;

•	Stock ownership guidelines applicable to senior executive officers, as described below;

•	Prohibition on hedging and pledging Company stock, as described below; and

•	A compensation recoupment or “clawback” policy, as described below.

Committee processes mitigating risk include:

•	Overall administration of executive plans by the Committee;

•	Reasonable short-term incentive goals;

•	Financial performance objectives based upon budget objectives that are reviewed and approved by the Committee and the Board;

•	Avoidance of steep payout cliffs;

•	Ongoing and active discussion of the Committee with management regarding process on short-term and long-term goals; and

•	Committee authority to pay less than the maximum short-term incentive amount after assessing the overall contribution and performance of the executive officers.

Other incentive programs at the Company either have similar characteristics or are small in amount.

Stock Ownership Guidelines

The Company has adopted executive stock ownership and retention guidelines (the “Ownership Guidelines”). These Ownership Guidelines are applicable to the Company’s executive officers, including the Named Executive Officers, and other executives holding a title of senior vice president or above. The Company’s Ownership Guidelines are designed to increase executives’ equity stakes in the Company and to align executives’ interests more closely with those of shareholders. The Ownership Guidelines require covered executives to own, and hold during his or her tenure with the Company, shares of the Company’s common stock sufficient in number to satisfy the relevant amount specified below as a multiple of the executive’s annual base salary:

Position	Value of Common Stock to be Owned
Chief Executive Officer	3 times base salary
Executive Vice Presidents and Senior Vice Presidents	2 times base salary
Chief Accounting Officer	1 times base salary

Until the executive achieves the applicable ownership level, he or she is required to retain 50% of the net number of shares of common stock acquired through Company-provided stock-based awards, the vesting of restricted stock awards, the delivery of shares in settlement of stock units or performance share awards, or the delivery of shares to the executive through any other incentive compensation arrangement of the Company. This retention requirement applies only to stock-based awards that are granted on or after January 1, 2013. No retention requirement applies under the Ownership Guidelines to shares acquired in excess of the requisite ownership level. Unvested restricted stock, unvested stock units, shares underlying unexercised stock options and unvested or unearned performance share awards or performance units do not count towards the stock ownership guidelines.

Prohibition Against Hedging and Pledging

The Company’s Insider Trading Policy prohibits executive officers from engaging in any form of hedging transaction. In addition, the policy prohibits executive officers from holding Company securities in margin accounts and from pledging Company securities as collateral for loans. The Company believes that these policies further align our executives’ interests with those of our shareholders.

Policy on Recoupment of Executive Compensation

The Company has adopted a discretionary incentive compensation clawback policy (the “Recoupment Policy”) that applies to its executive officers, including the Named Executive Officers, and certain other specified employees. This policy allows the Company to seek reimbursement with respect to incentive compensation paid or awarded to executive officers if the executive engaged in fraudulent or illegal conduct to the material detriment of the Company, or if the executive is terminated for fraudulent or illegal conduct that materially harms the business or reputation of the Company. Additionally, the Company can seek reimbursement under the Recoupment Policy if a determination is made that the Company is required to file an accounting restatement with the SEC that resulted from either the intentional misconduct of the executive officer or, regardless of the existence of intentional misconduct, results in a material negative revision of a financial or operating measure that was used to determine incentive compensation. The Recoupment Policy allows the Company to recover incentive compensation awarded to the affected executive officers, including, but not limited to, bonuses, annual, periodic or long-term cash incentive compensation, stock-based awards and the Company stock acquired thereunder, and sale proceeds realized from the sale of Company stock acquired through stock-based awards. All actions taken and decisions made relating to the Recoupment Policy are in the Committee’s sole and absolute discretion. The Company expects to update the Recoupment Policy when the regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, are implemented by the SEC.

Key Provisions of Stock Incentive Plan

The Company’s Stock Incentive Plan incorporates certain terms and procedures that reflect the current compensation philosophy of the Company’s Compensation Committee. Specifically, the Stock Incentive Plan prohibits the re-pricing or cash-out of underwater stock options and SARs without prior shareholder approval. It also provides that the taking of certain permitted actions affecting outstanding awards in the event of a change in control of the Company will in all cases be conditioned upon the consummation of the transaction giving rise to the change in control and will not be taken with respect to any awards that are subject to the provisions of Section 409A of the Internal Revenue Code (“Section 409A”) if the action would result in a violation of Section 409A. Finally, awards granted under the Stock Incentive Plan are made subject to the Company’s Recoupment Policy on incentive compensation.

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Forward Air Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Form 10-K filed with the SEC.

Submitted by:
C. John Langley, Chairman
Tracy A. Leinbach
Ronald W. Allen
Douglas M. Madden
Larry D. Leinweber
The Compensation Committee of the Board of Directors

Summary Compensation Table

The following table shows the compensation earned in 2015, 2014 and 2013 by the Named Executive Officers.

Name & Principal Position	Year	Salary ($)	Stock Award(s) ($) (1)	Option Award(s) ($) (2)	Payments Under Non-Equity Incentive Plans ($) (3)	All Other Compensation ($) (4)	Total
Bruce A. Campbell Chairman, President and Chief Executive Officer	2015 2014 2013	$620,999 629,999 600,000	$1,166,580 666,588 666,659	$333,332 332,858 333,254	$378,836 283,150 120,000	$21,350 23,867 23,204	$2,521,097 1,936,462 1,743,117
Rodney L. Bell Senior Vice President and Chief Financial Officer	2015 2014 2013	358,109 338,661 324,000	219,993 219,968 219,952	109,997 109,837 109,969	188,083 114,157 49,950	18,892 20,185 19,934	895,074 802,808 723,805
Matthew J. Jewell President - Logistics Services	2015 2014 2013	413,240 389,211 324,000	219,993 219,968 219,952	109,997 109,837 109,969	210,322 136,856 49,950	14,377 15,941 17,284	967,929 871,813 721,155
Chris C. Ruble President - Expedited Services	2015 2014 2013	414,072 406,800 391,000	219,993 219,968 219,952	109,997 109,837 109,969	210,657 137,126 60,000	15,759 18,016 17,431	970,478 891,747 798,352
Michael L. Hance Senior Vice President, Chief Legal Officer and Secretary	2015 2014 2013	334,200 315,628 267,800	219,993 119,944 119,952	109,997 59,918 59,979	178,439 111,238 26,780	17,722 17,582 17,479	860,351 624,310 491,990

(1)	Represents the aggregate grant date fair value of non-vested restricted share and performance share awards. The fair values of these awards were determined in accordance with FASB ASC Topic 718. The awards for which the aggregate grant date fair value is shown in this table include the awards described in the Grants of Plan-Based Awards for Fiscal 2015 Table on page 33 of this Proxy Statement. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.
(2)	Represents the aggregate grant date fair value of stock option awards. The fair values of these awards were determined in accordance with FASB ASC Topic 718. The awards for which the aggregate grant date fair value is shown in this table include the awards described in the Grants of Plan-Based Awards for Fiscal 2015 Table on page 33 of this Proxy Statement. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.
(3)	Represents cash incentives earned under the 2015 Annual Cash Incentive Plan and Integration Bonus Plan.
(4)	See the All Other Compensation Table on page 32 of this Proxy Statement for additional information.

All Other Compensation Table

The following table shows the components of “all other compensation” earned in 2015, 2014 and 2013 by the Named Executive Officers.

Name & Principal Position	Year	Total All Other	Car Allowance & Commuting Expenses (1)	401(k) Match (2)	Dividends (3)	Long-term Disability Insurance (4)
Bruce A. Campbell Chairman, President and Chief Executive Officer	2015 2014 2013	$21,350 23,867 23,204	$9,000 9,000 9,602	$4,402 3,809 3,072	$7,102 8,097 7,668	$846 2,961 2,862
Rodney L. Bell Senior Vice President and Chief Financial Officer	2015 2014 2013	18,892 20,185 19,934	11,245 11,461 11,708	4,458 4,460 4,131	2,343 2,672 2,530	846 1,592 1,565
Matthew J. Jewell President - Logistics Services	2015 2014 2013	14,377 15,941 17,284	9,000 9,000 9,000	2,188 2,361 4,189	2,343 2,672 2,530	846 1,908 1,565
Chris C. Ruble President - Expedited Services	2015 2014 2013	15,759 18,016 17,431	9,000 9,000 9,000	3,570 4,432 4,021	2,343 2,672 2,530	846 1,912 1,880
Michael L. Hance Senior Vice President, Chief Legal Officer and Secretary	2015 2014 2013	17,722 17,582 17,479	10,690 10,827 11,173	4,435 3,747 3,375	1,751 1,457 1,380	846 1,551 1,551

(1)	The Company provides a $9,000 annual car allowance plus reimbursement of certain commuting expenses to officers.
(2)	The amount shown represents the Company’s contributions to the 401(k) Plan.
(3)	Represents dividend payments during 2015 on all non-vested restricted shares held by the executive. These dividend payments are nonforfeitable.
(4)	Represents premiums paid by the Company for long-term disability insurance for officers of the Company.

Grants of Plan-Based Awards for Fiscal 2015

The following table shows the plan-based awards granted to the Named Executive Officers in 2015.

								All Other Stock Awards; Numbers of Stock (2), (4)	All Other Option Awards; Numbers of Securities Underlying Options (3), (4)	Exercise or Base Price of Option Awards (5)
Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Shares to be Issued Under Equity Incentive Plan Awards (1)						Grant Date Fair Value of Stock and Option Awards
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Bruce A. Campbell	2/9/2015	$—	$620,999	$1,241,998
Chairman, President	2/9/2015				6,193	12,385	24,770				$833,263
and Chief Executive	2/9/2015							6,573			333,317
Officer	2/9/2015								20,746	$50.71	333,388
Rodney L. Bell	2/9/2015	—	268,582	716,218
Senior Vice	2/9/2015				818	1,635	3,270				110,003
President and	2/9/2015							2,169			109,990
Chief Financial	2/9/2015								6,846	50.71	110,015
Officer
Matthew J. Jewell	2/9/2015	—	309,930	826,480
President - Logistics	2/9/2015				818	1,635	3,270				110,003
Services	2/9/2015							2,169			109,990
	2/9/2015								6,846	50.71	110,015
Chris C. Ruble	2/9/2015	—	310,554	828,144
President - Expedited	2/9/2015				818	1,635	3,270				110,003
Services	2/9/2015							2,169			109,990
	2/9/2015								6,846	50.71	110,015
Michael L. Hance	2/9/2015	—	250,650	668,400
Senior Vice	2/9/2015				818	1,635	3,270				110,003
President, Chief	2/9/2015							2,169			109,990
Legal Officer and	2/9/2015								6,846	50.71	110,015
Secretary

(1)	Represents performance share awards granted under the Stock Incentive Plan. The performance shares cliff vest after the close of the three-year performance period that ends December 31, 2017 and the number of shares that vest will be based on the TSR of Forward Air Corporation stock compared to the TSR of a determined peer group. See pages 23—25 of this Proxy Statement for additional information.
(2)	Represents non-vested restricted shares granted under the Stock Incentive Plan.
(3)	Represents stock options granted under the Stock Incentive Plan.
(4)	Each grant vests equally over a three-year period with the first vesting occurring on the one-year anniversary of the grant date.
(5)	In accordance with the provisions of the Stock Incentive Plan the exercise price of stock option grants is set using the closing market price on the day of grant. In the event that there is no public trading of the Company’s common stock on the date of stock option grant, the exercise price will be the closing price on the most recent, prior date that the Company’s common stock was traded.

Employment Agreement with Bruce A. Campbell

There is an Employment Agreement between Bruce A. Campbell and the Company, which was effective October 30, 2007. This Employment Agreement was amended in December of 2008 to the extent necessary to make the Agreement comply with Section 409A of the Internal Revenue Code and the Treasury regulations promulgated under that section, which relate to nonqualified deferred compensation. The Employment Agreement was subsequently amended in February of 2009 to extend the term of the Agreement to December 31, 2012. (The Employment Agreement and all amendments thereto are referred to collectively as the “Employment Agreement.”) The term of the Employment Agreement automatically extends for additional one-year terms thereafter unless the Board of Directors or Mr. Campbell provide prior notice of non-renewal at least six months before the expiration of the then-pending term.

Under the Employment Agreement, Mr. Campbell received an annual base salary of not less than $500,000, subject to adjustment annually in the discretion of the Committee. Mr. Campbell is eligible under the Employment Agreement to receive an annual year-end cash bonus dependent upon the achievement of performance objectives by Mr. Campbell and the Company as established by the Committee. The Employment Agreement provides that this year-end bonus may be paid in one or more installments, on or after December 1 of the measurement year but no later than March 15 of the following year. The Employment Agreement further provides that Mr. Campbell will be entitled to the same fringe benefits as are generally available to the Company’s executive officers.

While the Company does not have employment agreements with any of its other Named Executive Officers, the Company did adopt an executive severance and change and control plan, which became effective January 1, 2013, that provides for certain payments to its Named Executive Officers in the event of a termination or a change in control. This plan is discussed in greater detail on pages 37-39 of this Proxy Statement under a Section entitled “2015 Potential Payments upon Termination, Change of Control, Death or Disability.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows information about outstanding equity awards at December 31, 2015.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)			Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested (2)
Name				Option Grant Date	Option Expiration Date
Bruce A. Campbell	100,000		$22.47	2/7/10	2/7/17
Chairman, President and	37,037		28.61	2/11/11	2/11/18
Chief Executive Officer	25,940		36.55	2/7/12	2/7/19
	16,324	8,162	37.14	2/7/13	2/7/20
	7,424	14,847	42.48	2/6/14	2/6/21
		20,746	50.71	2/9/15	2/9/22
						14,795	$636,333	55,118	$2,370,625
Rodney L. Bell	25,557		22.87	2/8/09	2/8/16
Senior Vice President,	50,000		22.47	2/7/10	2/7/17
Chief Financial Officer	12,222		28.61	2/11/11	2/11/18
and Treasurer	8,560		36.55	2/7/12	2/7/19
	5,387	2,693	37.14	2/7/13	2/7/20
	2,450	4,899	42.48	2/6/14	2/6/21
		6,846	50.71	2/9/15	2/9/22
						4,882	209,975	13,284	571,345
Matthew J. Jewell	50,000		22.47	2/7/10	2/7/17
President -	12,222		28.61	2/11/11	2/11/18
Logistics Services	8,560		36.55	2/7/12	2/7/19
	5,387	2,693	37.14	2/7/13	2/7/20
	2,450	4,899	42.48	2/6/14	2/6/21
		6,846	50.71	2/9/15	2/9/22
						4,882	209,975	13,284	571,345
Chris C. Ruble	12,222		28.61	2/11/11	2/11/18
President -	8,560		36.55	2/7/12	2/7/19
Expedited Services	5,387	2,693	37.14	2/7/13	2/7/20
	2,450	4,899	42.48	2/6/14	2/6/21
		6,846	50.71	2/9/15	2/9/22
						4,882	209,975	13,284	571,345
Michael L. Hance	18,000		22.47	2/7/10	2/7/17
Senior Vice President,	6,666		28.61	2/11/11	2/11/18
Chief Legal Officer and	4,669		36.55	2/7/12	2/7/19
Secretary	2,938	1,469	37.14	2/7/13	2/7/20
	1,337	2,672	42.48	2/6/14	2/6/21
		6,846	50.71	2/9/15	2/9/22
						3,648	156,900	8,730	375,477

(1)	Each grant vests equally over a three-year period with the first vesting occurring on the one-year anniversary of the grant date.
(2)	The market value is based on the closing price of the Company’s common stock on Nasdaq on December 31, 2015 of $43.01.
(3)	Represents performance share awards granted under the Stock Incentive Plan. The performance shares cliff vest after the close of their respective three-year performance periods. The number of shares that vest will be based on the TSR of Forward Air Corporation stock compared to the TSR of a determined peer group. See pages 23—25 of this Proxy Statement for additional information. Shares presented represent the maximum available award. As to date, the Company’s TSR performance under existing awards would result in payouts ranging from target to maximum payout.

Option Exercises and Stock Vested

The following table shows information about options exercised or shares acquired on vesting during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($) (1)
Bruce A. Campbell Chairman, President and Chief Executive Officer	250,000	$5,581,288	16,100	$830,919
Rodney L. Bell Senior Vice President and Chief Financial Officer	99,443	2,383,182	5,312	274,152
Matthew J. Jewell President – Logistics Services	54,600	4,634,428	5,312	274,152
Chris C. Ruble President – Expedited Services	113,370	2,969,077	5,312	274,152
Michael L. Hance Senior Vice President, Chief Legal Officer and Secretary	18,000	569,315	2,897	149,514

(1)	The value realized upon exercise or vesting is based on the current market price on the date of exercise or vesting.

2015 Potential Payments Upon Termination, Change of Control, Death or Disability

Under the Employment Agreement with Mr. Campbell, the Company may terminate Mr. Campbell’s employment at any time with or without “just cause,” as defined in the Employment Agreement. If the Company should terminate Mr. Campbell without “just cause,” he would be entitled to receive (i) his base salary for the longer of one year from the date of termination or the remainder of the then-pending term of the Employment Agreement but not to exceed two years; (ii) any unpaid bonus amounts previously earned; and (iii) continued insurance coverage for one year from the date of such termination. Mr. Campbell would not be entitled to any unearned salary, bonus or other benefits if the Company were to terminate him for “just cause.”

Mr. Campbell also may terminate the Employment Agreement at any time; however, he would not be entitled to any unearned salary, bonus or other benefits if he does so absent circumstances resulting from a “change of control” or “material change in duties,” each defined in the Employment Agreement. In the event of a “change of control” or “material change in duties,” Mr. Campbell would have two alternatives. Mr. Campbell may resign and receive (i) his base salary for one year following the date of the “change of control” or “material change in duties,” (ii) a cash bonus equal to the prior year’s year-end cash bonus, plus any unpaid bonus amounts previously earned; (iii) any other payments due, including, among others, accrued and unpaid vacation pay; (iv) immediate acceleration of any stock options which are not then exercisable; and (v) continued insurance coverage for one year following the date of the “change of control” or “material change in duties.” Alternatively, Mr. Campbell could continue to serve as President and Chief Executive Officer of the Company for the duration of the term of the Employment Agreement or until he or the Company terminates the Employment Agreement. The Employment Agreement also contains non-competition and non-solicitation provisions which apply during his employment and for a period of thirty-six (36) months following termination of his employment.

Under the Severance Plan, which is applicable to selected employees of the Company, including the Named Executive Officers (other than its Chief Executive Officer), each participant would receive severance benefits in the event his or her employment is terminated in certain circumstances. Under the Severance Plan, a participant would receive severance benefits if their employment is involuntarily terminated by the Company (other than for cause or upon death or disability, as those terms are defined in the Severance Plan) or in the event the participant voluntarily terminates their employment for good reason (as defined in the Severance Plan). The circumstances that permit a participant to terminate employment for good reason and receive severance benefits after a change in control differ from the more limited circumstances that permit a termination of employment for good reason prior to or absent a change in control. Generally, eligible participants would be entitled to the severance benefits included in the chart below upon an involuntary termination of their employment, in addition to any accrued obligations (such as unpaid salary through the termination date) and vested amounts to which they may be entitled under the Company’s benefit plans:

General Severance Upon Involuntary Termination Absent a Change in Control	Severance Upon Involuntary Termination Within Two Years after a Change in Control
• a lump sum severance payment in an amount equal to one year of the participant’s annualized base salary	• a lump sum severance payment in an amount equal to two times the participant’s annualized base salary

• a pro-rata annual incentive for the fiscal year in which the termination occurs based on actual performance results	• a pro-rata target annual incentive for the fiscal year in which the termination occurs

•    a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before the termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 12 months

•    a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before the termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 24 months

• access to up to $20,000 of employer-paid outplacement services for 12 months following termination	• access to up to $20,000 of employer-paid outplacement services for 12 months following termination

A condition in the Severance Plan is the execution of a non-competition and non-solicitation agreement with respect to the Company’s employees and customers for a specified period following the termination of employment. In addition, any severance benefits payable under the Severance Plan are subject to the execution by the participant of a general release of claims against the Company and certain affiliated persons and entities. The Severance Plan does not provide for any tax gross-up payments to participants.

In addition to the benefits available under the Severance Plan, all of the Named Executive Officers are eligible to receive certain other benefits in the event of specific termination of employment, including as a consequence of a change in control. Under the Company’s Annual Incentive Plan, any unpaid incentive amounts previously earned under this plan would be payable to any Named Executive Officer terminated without cause. Under the Stock Incentive Plan, any non-vested restricted shares, options or other forms of equity-based compensation will vest upon a “Change in Control.”

The following table shows the estimated benefits payable to each Named Executive Officer in the event of termination of employment or change of control of the Company. The amounts shown assume that a termination of employment or a change of control occurs on December 31, 2015. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all full-time employees.

Name	Termination without Cause ($) (1)	Death and Disability ($) (2)	Change of Control ($) (3)
Bruce A. Campbell
Employment Agreement	$1,013,454	$1,013,454	$1,282,985
Stock Incentive Plan	—	4,888,861	4,888,861

Total	$1,013,454	$5,902,315	$6,171,846
Rodney L. Bell (4)
Stock Incentive Plan	—	1,402,298	1,402,298
Matthew J. Jewell (4)
Stock Incentive Plan	—	1,402,298	1,402,298
Chris C. Ruble (4)
Stock Incentive Plan	—	1,402,298	1,402,298
Michael L. Hance (4)
Stock Incentive Plan	—	1,004,928	1,004,928

(1)	The Company entered into an Employment Agreement with Bruce Campbell effective October 30, 2007 which has been subsequently amended to extend the term of the Employment Agreement to December 31, 2012 with one-year annual extensions thereafter absent a notice of non-renewal by the Company or Mr. Campbell. Under this Agreement, Mr. Campbell is entitled upon termination without “just cause” (as defined in the Agreement) to payment of his base salary for the longer of one (1) year, or the remainder of the Agreement term, payment of any bonus previously earned but unpaid, and one (1) year of health insurance continuation. Mr. Campbell is not entitled to any of these payments/benefits if he is terminated with “just cause” or he voluntarily resigns without a “Change in Control” or “Material Change in Duties,” as such terms are defined in the Agreement. The Company does not have employment agreements with any of its other Named Executive Officers.

(2)	Under his Employment Agreement, upon termination due to his disability or death, Mr. Campbell (or his spouse or estate in the event of death) is entitled to the same payments/benefits that Mr. Campbell is entitled to receive in the event of a termination without “just cause;” however, in the event of termination due to death, all such payments owed shall be made in a lump sum payment within 60 days of his death.
(3)	Under his Employment Agreement, upon a Change in Control (as defined in the Agreement), Mr. Campbell is entitled to payment of his base salary for one (1) year payable over the course of the twelve (12) months following the Change in Control, payment of any bonus previously earned but unpaid, payment of an amount equal to the prior-year’s year-end bonus and one (1) year continuation of health insurance. The amounts in the Stock Incentive Plan rows for death, disability and Change in Control reflect unvested option awards detailed in the “Outstanding Equity Awards at Fiscal Year-End” table on page 35, multiplied by the excess, if any, of the market price of our common stock on December 31, 2015 ($43.01) over the exercise price listed in the same table.
(4)	The Severance Plan provides for the payment of severance benefits to participants in the event their employment is involuntarily terminated by the Company (other than for cause or upon death or disability, as defined by the Severance Plan) or by the participant for good reason (as defined in the Severance Plan) (collectively, “Involuntary Terminations”). Assuming a December 31, 2015, involuntary termination, under the Severance Plan the above officers, other than the Chief Executive Officer, would be entitled to the following severance benefits upon an Involuntary Termination, in addition to any accrued obligation and vested amounts to which they may be entitled under the Company’s benefit plans:

Name	Unpaid Annual Incentive (i)	Salary & Incentive (ii)	Healthcare (iii)	Placement Services (iv)	Total Severance
Rodney L. Bell
Termination without Cause	$188,083	$358,109	$17,902	$20,000	$584,094
Change of Control	188,083	1,253,382	35,804	20,000	1,497,269
Matthew J. Jewell
Termination without Cause	210,322	413,240	17,902	20,000	661,464
Change of Control	210,322	1,446,340	35,804	20,000	1,712,466
Chris C. Ruble
Termination without Cause	210,657	414,072	17,902	20,000	662,631
Change of Control	210,657	1,449,252	35,804	20,000	1,715,713
Michael L. Hance
Termination without Cause	178,439	334,200	15,659	20,000	548,298
Change of Control	178,439	1,169,700	31,318	20,000	1,399,457

i.	Represents unpaid cash incentives earned under the 2015 annual Cash Incentive Plan as of December 31, 2015.
ii.	Participants are entitled to a lump sum severance payment in an amount equal to the participant’s annualized base salary in effect on his or her termination date if the termination date is prior to or absent a Change in Control, or equal to two times the sum of the participant’s base salary and target annual incentive (each determined as of the termination date) if the termination date is on or within two years following a Change in Control.
iii.	Participants are entitled to a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before termination above the monthly premium payable by active employees under the Company’s healthcare plan for similar coverage, multiplied by 12 months if the termination date is prior to or absent a Change in Control, or by 24 months if the termination date is on or within two years following a Change in Control.
iv.	Participants are entitled to access to up to $20,000 of employer-paid outplacement services for 12 months following termination.

PROPOSAL 2 – APPROVAL OF 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

The Board has adopted, and recommends that the shareholders approve, the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan (“2016 Plan”). Under this proposal we are asking you to approve the 2016 Plan which will make 2,000,000 shares of common stock of the Company available for issuance to our employees and other eligible participants pursuant to incentive compensation awards. In addition, we are requesting shareholder approval of the 2016 Plan so that certain compensation paid under the 2016 Plan may qualify as performance-based compensation under Section 162(m) of the Code. The 2016 Plan permits the grant of stock options, stock appreciation rights (“SARs”), stock awards, stock units, performance shares, performance units, and other stock-based or cash awards (collectively, “awards”) to eligible individuals. The Company will not grant any awards under the 2016 Plan before the Annual Meeting. The material features of the 2016 Plan are described below.

Shareholder approval of the 2016 Plan is required by the Nasdaq rules and is needed to permit the performance-based awards discussed below to qualify for deductibility by the Company under Section 162(m) of the Code. The 2016 Plan is intended to replace our existing Amended and Restated Stock Option and Incentive Plan (the “Prior Plan”). If our shareholders approve the 2016 Plan, it will become effective on the date of the Annual Meeting and no further awards will be granted under the Prior Plan thereafter. If our shareholders do not approve the 2016 Plan, the 2016 Plan will not go into effect and the Prior Plan will remain in full force and effect, such that we may continue to grant awards under the Prior Plan for so long as shares remain available under that plan or, if sooner, until the expiration of that plan.

Key Features Designed to Protect Shareholders’ Interests

The 2016 Plan’s design includes a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and shareholders’ interests. These provisions include, but are not limited to, the following:

•	No Evergreen Feature; No Liberal Share Recycling. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2016 Plan can be automatically replenished without shareholder approval. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of awards do not become available for issuance as future awards under the 2016 Plan.

•	Repricing Prohibited. The 2016 Plan prohibits any repricing, exchange or buyout of underwater stock options without shareholder approval.

•	Reloading Prohibited. Reload grants, or the automatic granting of additional stock options upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another outstanding stock option, are not permitted.

•	No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.

•	Minimum Vesting Standards. The 2016 Plan includes minimum vesting standards for awards – no less than a three-year vesting period (in pro rata installments or a single installment, with the initial vesting date not earlier than 12 months after the date of grant) for awards that are not performance based and no shorter than a one-year performance period for performance-based awards. Exceptions to these minimum vesting standards may be made for death, disability, retirement or change in control of the Company and up to 5% of the initial share pool may be granted with less stringent or no vesting conditions.

•	Per-Participant Limits on Awards. The 2016 Plan limits the size of awards that may be granted during any one year to any one participant.

•	Performance-Based Awards. The 2016 Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals. The 2016 Plan includes the provisions necessary to enable us to grant qualified performance-based awards which are intended to be exempt from the $1,000,000 limit on deductions for compensation paid to covered employees.

•	No Dividends on Performance-Based Awards unless and until Performance Goals are Met. The 2016 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards that have not yet met the performance criteria.

•	No Liberal Definition of Change in Control. The 2016 Plan’s definition of a change in control of the Company provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or shareholders.

•	Double Trigger Vesting. Vesting of outstanding awards is not accelerated automatically upon a change in control of the Company unless the awards are not assumed or converted by the acquirer; rather, vesting will accelerate if the employee suffers an involuntary termination of employment in connection with or within 24 months after the change in control.

Timing of Proposal

There are a number of reasons why we are seeking approval of the 2016 Plan at this time. The last time we asked our shareholders to approve a long-term equity incentive plan, in full, was the approval of the Prior Plan in May 2008 when 3,000,000 shares were added to the Prior Plan’s share pool. The Prior Plan has been amended a number of times since then to comply with changes in the law and industry trends. Consistent with prior practice, we believe that adopting a new long term equity incentive plan in a form that reflects current practices and our needs is timely and appropriate.

In May 2012, our shareholders reapproved the material terms of the performance criteria set forth in the Prior Plan to enable us to grant certain performance-based awards that may qualify for deductibility by the Company under Section 162(m) of the Code. That shareholder approval of the performance criteria expires as of the Annual Meeting for purposes of Section 162(m) of the Code. In addition, as of March 11, 2016, there were approximately 284,832 shares remaining available under the Prior Plan for issuance of new awards. Based on our historical grant practices and our current employee headcount, we project that the shares remaining available under the Prior Plan would be exhausted by 2017. Approving the 2016 Plan will create a pool of 2,000,000 shares of common stock of the Company to be available for issuance under awards to participants. No further grants will be made under the Prior Plan after the 2016 Plan is approved by our shareholders and any shares remaining available for issuance under the Prior Plan will not be carried over to the 2016 Plan.

Background for Requested Share Authorization

The Board is asking shareholders to approve the 2016 Plan to authorize a pool of 2,000,000 shares of common stock of the Company for future awards.

In determining the number of shares of common stock to be authorized under the 2016 Plan, with the assistance of an independent compensation advisor, the Compensation Committee and the Board considered a number of factors, which are discussed further below, including:

•	The total outstanding equity awards.

•	Historical equity award granting practices, including the Company’s three-year average usage, or burn rate.

•	The expected value transfer and dilution.

Outstanding Equity Awards. In setting the number of shares authorized for issuance under the 2016 Plan, we considered the total outstanding equity awards under the Prior Plan. Under a section entitled “Equity Compensation Plan Information” beginning on page 58 of this Proxy Statement, as required by the rules of the SEC, we provide information about shares of common stock that may be issued under our equity compensation plans as of December 31, 2015, the end of fiscal 2015. To facilitate the approval of the Plan, set forth below is certain additional information as of the Record Date, March 11, 2016.

As of March 11, 2016, we had 30,646,997 shares of common stock issued and outstanding. The closing price of the common stock as reported on Nasdaq on March 11, 2016 was $42.31.

As described in more detail in the table below, under the Prior Plan, as of March 11, 2016:

•	Out of the total 7,500,000 shares of common stock authorized for issuance under the Prior Plan, only 284,832 shares remained available for grant.

•	1,168,988 shares underlying stock options (vested and unvested), restricted stock awards and performance share awards were outstanding.

Historical Equity Award Granting Practices. In setting the number of shares authorized for issuance under the 2016 Plan, we considered the number of equity awards granted under the Prior Plan in the past three fiscal years. In fiscal year 2013, fiscal year 2014 and fiscal year 2015, the Company granted equity awards representing a total of approximately 231,352 shares, 202,081 shares and 203,049 shares, respectively, as follows:*

	FY 2013	FY 2014	FY 2015
Stock options granted	118,841	80,721	82,530
Restricted stock granted	85,903	97,873	93,617
Performance share awards granted	26,608	23,487	26,902
Weighted-average shares of common stock outstanding during the fiscal year	30,135,000	30,599,000	30,728,000
Burn rate**	0.8%	0.7%	0.7%

*	Amounts in table are determined at target level for outstanding performance share awards. Maximum level is 200% of target.
**	For these purposes, our “burn rate” for a fiscal year is determined by dividing (a) the total options, shares of restricted stock and performance share awards granted by the Company during the fiscal year (net of equity awards that are cancelled or forfeited during the fiscal year and counting performance share awards at target level), by (b) the Company’s weighted-average total common shares outstanding during the fiscal year.

We also considered our three-year average burn rate (FY 2013, FY 2014 and FY 2015) of 0.7%.

Our future burn rate will depend on a number of factors, including the number of participants in the 2016 Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Expected Value Transfer and Potential Dilution. In setting the number of shares authorized for issuance under the 2016 Plan, we also considered the expected shareholder value transfer and potential dilution that would result by approval of the authorization of the share pool for the 2016 Plan, including the policies of certain institutional investors and major proxy advisory firms. The actual dilution will depend on several factors, including the types of awards made under the 2016 Plan.

As of the Record Date, March 11, 2016, our dilution, or equity overhang (the sum of the total number of shares subject to outstanding equity awards as of the Record Date (“Outstanding Award Shares”) plus the number of shares then remaining available for grant under the Prior Plan, divided by total Common Stock outstanding as of the Record Date) was 4.7%. This dilution, on a fully-diluted basis (the sum of the Outstanding Award Shares plus the number of shares then remaining available for grant under the Prior Plan, divided by the sum of the total Common Stock outstanding as of the Record Date plus the Outstanding Award Shares and the shares remaining available for grant under the Prior Plan), was 4.5%.

If the 2016 Plan is approved, the combined dilution of our Prior Plan and the 2016 Plan (the sum of the Outstanding Award Shares plus the 2,000,000 shares that will be available for grant under the 2016 Plan, divided by the total Common Stock outstanding as of the Record Date), assuming that no additional awards are made under the Prior Plan after the Record Date, will be 10.3%. This dilution on a fully diluted basis (the sum of the Outstanding Award Shares plus the 2,000,000 shares that will be available for grant under the 2016 Plan, divided by the sum of the total Common Stock outstanding as of the Record Date plus the Outstanding Award Shares and the 2,000,000 shares that will be available for the grant under the 2016 Plan), will be 9.7%. Under the terms of the 2016 Plan, no additional awards may be granted under the Prior Plan after the 2016 Plan is approved.

Summary of the 2016 Plan

The following summary describes the most significant features of the 2016 Plan. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2016 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Eligibility and Participation

The Compensation Committee selects the individuals who will participate in the 2016 Plan. Eligibility to participate is open to officers and employees of, and other individuals who provide bona fide services to or for, us or any of our affiliates. Our non-employee directors may not participate in the 2016 Plan as they participate in the Amended and Restated Non-Employee Director Equity Plan. For eligibility purposes, an “affiliate” means any entity, whether previously, now or hereafter existing, which controls, is controlled by, or is under common control with, the Company or any successor to the Company.

The Compensation Committee may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from us or one of our affiliates. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

As of the date of this Proxy Statement, all employees of the Company, which is approximately 3,634 people, are eligible to be selected as participants in the 2016 Plan.

Shares Available Under the 2016 Plan

The shares of our common stock issuable pursuant to awards under the 2016 Plan will be shares authorized for issuance under our charter but unissued, including without limitation shares purchased in the open market or in private transactions.

Initial Share Pool. When the 2016 Plan becomes effective, 2,000,000 shares of our common stock will be issuable pursuant to awards to be granted under the 2016 Plan (the “Share Pool”). No further awards will be granted under the Prior Plan once the 2016 Plan becomes effective.

Adjustments to Share Pool. Following the effective date of the 2016 Plan, the Share Pool will be adjusted as follows:

•	The Share Pool will be reduced by one share for each share of our common stock made subject to an award granted under the 2016 Plan;

•	The Share Pool will be increased by the number of unissued shares of our common stock underlying or used as a reference measure for any award or portion of an award granted under the 2016 Plan or the Prior Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares; and

•	The Share Pool will be increased by the number of shares of our common stock that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the 2016 Plan or the Prior Plan.

•	The Share Pool will not be increased, however, by (i) shares of common stock used as a reference measure for any award that are not issued upon settlement of such award due to a net settlement or (ii) the number of shares of our common stock withheld by or surrendered (either actually or through attestation) to us in payment of the exercise price or any tax withholding obligation that arises in connection with any award granted under the 2016 Plan or the Prior Plan.

In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company that occurs at any time after adoption of the 2016 Plan by the Board (including coincident with or prior to the effective date), our Board will adjust the Share Pool proportionately to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

Award Limitations

The following limitations on awards are imposed under the 2016 Plan.

•	ISO Award Limit. No more than 2,000,000 shares of our common stock may be issued in connection with awards granted under the 2016 Plan that are intended to qualify as incentive stock options under Section 422 of the Code.

•	Code Section 162(m) Individual Limits:

•	Appreciation Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of stock options or SARs is, in the aggregate, 300,000 shares.

•	Stock-Based Performance Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of performance awards is, in the aggregate, 300,000 shares.

•	Cash Settlement of Performance Shares and Other Stock-Based Awards. In connection with awards granted under the 2016 Plan during a calendar year to any one person in the form of performance shares or other stock-based awards, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the award, multiplied by the fair market value as determined as of the payment date.

•	Cash-Based Awards. In connection with awards granted under the 2016 Plan during a calendar year to any one person in the form of cash-based performance units or other stock-based or cash awards, the maximum cash amount payable under such awards is $10 million in the aggregate.

•	Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above (as required by Section 162(m) of the Code) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

•	Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the Code Section 162(m) individual limits set forth above for the calendar year in which it was granted.

Minimum Vesting and Performance Periods for Awards. Except as provided below, each award granted under the 2016 Plan will be subject to (i) a minimum restriction period of 12 months from the date of grant if vesting of, or lapse of restrictions on, such award is based on the satisfaction of performance goals or (ii) a minimum restriction period of 36 months from the date of grant if vesting of, or lapse of restrictions on, such award is based solely on the participant’s satisfaction of specified service requirements with us or an affiliate, with such restriction period applied in either pro rata installments or a single installment, and with the final vesting or lapse of restrictions occurring no less than 12 months after the date of grant. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. Generally, the administrator does not have discretionary authority to waive the minimum restriction period applicable to an award, except in the case of death, disability, retirement, or a change in control of the Company. The administrator, however, does have discretion to grant awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to awards for up to 100,000 shares, in the aggregate, which amount is equal to 5% of the initial Share Pool.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control

Dissolution or Liquidation. Unless the administrator determines otherwise, all awards outstanding under the 2016 Plan will terminate upon the dissolution or liquidation of the Company.

Termination of Awards. If any transaction results in a change in control (as defined in the 2016 Plan) of the Company, outstanding awards under the 2016 Plan will terminate when such transaction becomes effective unless provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted. In the event outstanding awards will terminate in this manner, then except as otherwise provided in the applicable award agreement:

•	The outstanding awards of stock options and SARs that will terminate upon the effective time of the change in control transaction will, immediately before the effective time of the change in control, become fully exercisable, and the holders of such awards will be permitted to exercise the awards immediately prior to the change in control;

•	The outstanding shares of restricted stock, the vesting on which depends, as of immediately prior to the effective time of the change in control, solely on the satisfaction of a service obligation by the participant to the Company and are not then subject to performance goals will, immediately before the effective time of the change in control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

•	The outstanding shares of restricted stock the vesting or restrictions on which are as of immediately prior to the change in control, subject to and pending achievement of performance goals will, immediately before the effective time of the change in control become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as would be determined under the applicable award agreement as though the applicable performance goals for the unexpired performance period are deemed to have been achieved at the target level set forth in the applicable award agreement;

•	The outstanding restricted stock units, performance shares, performance units and other stock-based or cash awards, the vesting, earning or settlement of which depends, as of immediately before the effective time of the change in control, solely on the satisfaction of a service obligation by the participant to the Company and which is not subject to or pending achievement of performance goals will, immediately before the effective time of the change in control, become fully earned and vested and will be settled in cash or shares of common stock (consistent with the terms of the applicable award agreement after taking into account the effect of the change in control transaction on the shares) within 30 days following such change in control, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

•	The outstanding restricted stock units, performance shares and performance units and other stock-based or cash awards, the vesting, earning or settlement of which is, as of immediately before the effective time of the change in control, then subject to and pending achievement of performance goals will, immediately before the effective time of the change in control, become vested and earned in such amounts as would be determined under the applicable award agreement as though the applicable performance goals for the unexpired performance period are deemed to have been achieved at the target level set forth in the applicable award agreement, and shall be settled in cash or shares of common stock (consistent with the terms of the award agreement after taking into account the effect of the change in control transaction on the shares) within 30 days following such change in control, subject to any applicable limitations imposed thereon by Section 409A of the Code.

Implementation of these vesting acceleration provisions will be conditioned upon consummation of the change in control, not merely the approval of the transaction by our Board or shareholders.

Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable award agreement, if a change in control of the Company occurs via a transaction under which provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted, then such awards will continue and will not accelerate unless double-trigger protections provided to participants holding outstanding awards are triggered. This means that if, coincident with the change in control or during the 24-month period following the change in control, a participant’s service with the surviving or successor entity is terminated involuntarily by the participant’s employer (other than for cause, as defined in the 2016 Plan, disability or death), the following accelerated vesting and payment rules will apply to the participant’s outstanding awards:

•	Stock options and SARs will become fully exercisable and vested;

•	Shares of restricted stock will become free of all restrictions and become fully vested and transferable;

•	All restricted stock units, performance shares, performance units and other stock-based or cash awards will be considered to be vested, earned and payable at target level, any deferral or other restriction thereon will lapse, any restriction period thereon will terminate, and such restricted stock units, performance shares, performance units and other stock-based or cash awards will be settled in cash or shares of common stock (consistent with the terms of the award agreement after taking into account the effect of the change-in-control transaction on the shares) within 30 days following such termination of service (except to the extent that settlement of such awards or Substitute Awards (as defined below) must be made pursuant to their original schedule in order to comply with Section 409A of the Code); and

•	The administrator may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2016 Plan’s purposes.

Under the terms of the 2016 Plan, a change in control is generally defined as (i) any acquisition by a person or entity of more than 50% of the total fair market value or the combined voting power of the Company’s then outstanding shares through a tender or exchange offer, merger or other business combination, (ii) any acquisition by a person or entity of more than 40% of the combined voting power of the Company’s then outstanding shares through a tender or exchange offer, merger or other business combination (or an acquisition over the 12 month period ending on the date of the most recent acquisition by such person or persons), (iii) any acquisition (in a single transaction or series of transactions within a 12 month period) by a person or entity of assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or (iv) the replacement of a majority of the Board members during any 12 month period whose appointment or election is not endorsed by two-thirds of the Company’s Board before the date of the appointment.

Types of Awards

The 2016 Plan enables the grant of stock options, SARs, stock awards, stock unit awards, performance shares, cash-based performance units and other stock- and cash-based awards, each of which may be granted separately or in tandem with other awards. The 2016 Plan contains all elements necessary to enable such awards granted to covered employees to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired, to ensure maximum deductibility by the Company.

Stock Options and SARs. Stock options represent a right to purchase a specified number of shares of our common stock from us at a specified price during a specified period of time. Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options. The administrator may establish sub-plans under the 2016 Plan through which to grant stock options that qualify for preferred tax treatment for recipients in jurisdictions outside the United States. SARs represent the right to receive an amount in cash, shares of our common stock or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award. All stock options and SARs must have a term of no longer than ten years’ duration. Stock options and SARs must have an exercise price equal to or above the fair market value of our shares of common stock on the date of grant except as provided under applicable law or with respect to stock options and SARs that are granted in substitution of similar types of awards of a company acquired by us or an affiliate or with which we or our affiliate combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. As of March 11, 2016, the closing price of our common stock for the regular market session, as reported by Nasdaq, was $42.31.

Prohibition on Reload Options. Reload grants, or the automatic granting of additional stock options upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another outstanding stock option, are not permitted under the 2016 Plan.

Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and SARs granted under the 2016 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or SARs, nor may outstanding stock options or SARs be canceled in exchange for (i) cash, (ii) stock options or SARs with an exercise price that is less than the exercise price of the original outstanding stock options or SARs, or (iii) other awards, unless such action is approved by our shareholders.

Restricted Stock. Awards of restricted stock are actual shares of our common stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the administrator, the participant will generally have all of the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the administrator, and may be paid in cash or as unrestricted shares of our common stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.

Restricted Stock Units. An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of our common stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until shares of our common stock are issued to the participant in settlement of stock units, the participant will not have any rights of a shareholder of the Company with respect to the stock units or the shares issuable pursuant to the stock units. Vesting of restricted stock units may be made subject to performance goals, the continued service of the participant or both. The administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to the restricted stock units has been satisfied.

Performance Shares and Performance Units. An award of performance shares, as that term is used in the 2016 Plan, refers to shares of our common stock or stock units that are expressed in terms of our common stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the 2016 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the administrator, other than our common stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. Performance units also may include cash incentive awards granted in connection with the Company’s annual incentive program. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of our common stock or a combination of both, or will reserve to the administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the administrator so permits, that meets the requirements of Section 409A of the Code.

Other Stock-Based or Cash Awards. The administrator may from time to time grant to eligible individuals awards in the form of other stock-based or cash awards on such terms and conditions as the administrator may determine, including, without limitation, cash awards in connection with any short-term or long-term cash incentive program established by the Company or an affiliate. Other stock-based or cash awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or SAR, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in common stock equivalents, to be paid on a deferred basis, and (C) settled in cash or common stock as determined by the administrator; provided, however, that dividend equivalents payable on other stock-based or cash awards that are granted as a performance award, rather than be paid on a current basis, will be accrued and made subject to forfeiture at least until achievement of the applicable performance goal related to such other stock-based or cash awards. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the administrator may establish.

Qualified Performance-Based Awards. The administrator may, prior to or at the time of grant, designate any award of restricted stock, restricted stock units, performance shares, performance units, or other stock-based or cash-based award as a qualified performance-based award intended to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired. However, all awards granted under the 2016 Plan that include performance-based conditions do not need be designed to qualify as a performance-based award for purposes of Section 162(m) of the Code.

For any award so designated as a qualified performance-based award, the administrator will take steps to ensure that the terms of the award are consistent with such designation. The administrator may retain in an award agreement the discretion to reduce, but not to increase, the amount or number of qualified performance-based awards which will be earned based on the achievement of performance goals. Achievement of the performance goals will be certified by a committee of outside directors, within the meaning of Section 162(m) of the Code, before any payment is made under a qualified performance-based award.

Performance goals applicable to qualified performance-based awards may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to GAAP, non-GAAP or other objective standards in a manner consistent with our or our affiliate’s established accounting policies, all as the administrator determines at the time the performance goals for a performance period are established. For this purpose, performance metrics mean criteria established by the administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or affiliates, or on a Company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

•	Earnings or Profitability Metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; gross margin percentage or dollar amount; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;

•	Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

•	Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•	Liquidity Metrics: including, but not limited to, capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Administrator;

•	Stock Price and Equity Metrics: including, but not limited to, return on shareholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

•	Strategic and Operating Metrics: including, but not limited to, geographic footprint; revenue (gross, operating or net); Forward Air Complete® pick-up and delivery revenue; revenue per pound or carton; fuel surcharge revenue; airport-to-airport revenue; other pick-up and delivery revenue; logistics revenue; driver revenue per hour targets; cost/revenue per full-time equivalent worker; other revenue; revenue growth; network tonnage density; total tonnage or cartons shipped; pounds or carton per shipment; labor or other operating costs per pound or carton; unbillable accessorials (per diem and rail storage); costs per mile; miles driven; percentage of miles driven by Company-employed drivers, owner-operators and/or third party transportation providers; purchased transportation scrape percentage; new business or customer wins; billing cycle times; on-time performance; annualized truck turnover; driver turnover; market share; market penetration; growth in assets; key hires; owner-operator recruitment; management of employment practices and employee benefits; purchased transportation; operating leases; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; and legal compliance or risk reduction.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the administrator. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance goals will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the administrator; provided, that the administrator will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles provided that the administrator’s decision as to whether such adjustments will be made with respect to any covered employee, within the meaning of Section 162(m) of the Code, is determined when the performance goals and targets are established for the applicable performance period.

To the extent consistent with the requirements of the exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, the administrator may provide at the time performance goals are established for qualified performance-based awards that the manner in which such performance goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

Adjustments to Awards for Corporate Transactions and Other Events

Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting us (any of such events being a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, in either case which occurs at any time after adoption of the 2016 Plan by the Board (including coincident with or prior to the effective date), the administrator will make such equitable and appropriate substitutions or proportionate adjustments to:

•	the aggregate number and kind of shares of common stock or other securities on which awards under the 2016 Plan may be granted to eligible individuals;

•	the maximum number of shares of common stock or other securities with respect to which awards may be granted during any one calendar year to any individual;

•	the maximum number of shares of common stock or other securities that may be issued with respect to incentive stock options granted under the 2016 Plan;

•	the number of shares of common stock or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

•	all other numerical limitations relating to awards, whether contained in the 2016 Plan or in award agreements.

Discretionary Adjustments. In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of common stock subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”). The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Amendment and Termination

Our Board or Compensation Committee may terminate, amend or modify the 2016 Plan or any portion of it at any time, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules. No such amendment may be made without the approval of our shareholders, however, to the extent such amendment would (i) materially increase the benefits accruing to participants under the 2016 Plan, (ii) materially increase the number of shares of our common stock which may be issued under the 2016 Plan or to a participant, (iii) materially expand the eligibility for participation in the 2016 Plan, (iv) eliminate or modify the prohibition on repricing of stock options and SARs, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and SARs, or (vi) modify the prohibition on the issuance of reload or replenishment options.

The 2016 Plan is scheduled to expire on February 8, 2026. We may grant qualified performance-based full value awards during the first five years of the 2016 Plan’s term. Our ability to grant such qualified awards will expire as of the 2021 annual meeting of shareholders unless on or before the date of that meeting our shareholders re-approve the elements of the 2016 Plan that are required by Section 162(m) of the Code – eligibility, performance metrics and individual award limits.

Administration

The Compensation Committee of our Board is the administrator of the 2016 Plan. At any time the Board may serve as the administrator in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the 2016 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2016 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2016 Plan.

The Compensation Committee or Board may delegate to the Employee Plans Committee, or other officers and employees, limited authority to perform administrative actions under the 2016 Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. This delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act. With respect to any award to which Section 16 of the Exchange Act applies, the administrator shall consist of either our Board or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by Nasdaq. With respect to any award that is intended to be a qualified performance-based award, the administrator shall consist of two or more directors, each of whom is intended to be an “outside director” as defined under Section 162(m) of the Code. Any member of the administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board and the administrator agree that they will not make any amendments, issue any awards or take any action under the 2016 Plan unless such action complies with the relevant listing rules.

Provisions Applicable to All Awards

Award Documents. Each award will be evidenced by an award document that will specify the award terms, including the type of the award, the exercise price or grant price, if any, the number of shares subject to the award, the duration of the award and such other provisions as the Compensation Committee determines. The award document for a cash award may consist of a resolution of the administrator that memorializes the terms and conditions of such award which are thereafter communicated to the participant.

Termination of Employment/Other Relationship. Within the discretion of the Compensation Committee, each award document will set forth the extent to which the participant will have any rights with respect to the award following termination of the participant’s employment or other service relationship with the Company; provided that, such terms need not be uniform among all awards and may reflect distinctions based on the reasons for termination.

Nontransferability of Awards. Except as otherwise provided in the applicable award document for awards other than incentive stock options, no award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or, with the prior written consent of the Administrator, by a participant to a “family member” of the participant as a gift. Under the 2016 Plan, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse (but expressly excluding ex-spouse), sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent (50%) of the voting interests. The 2016 Plan does not permit the transfer of an award pursuant to a domestic relations order in settlement of marital property rights.

Restrictions on Share Transferability. The Compensation Committee may impose such restrictions on any shares acquired pursuant to an award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2016 Plan, based upon the provisions of the Code as of the date of this Proxy Statement, for the purposes of shareholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the 2016 Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.

Stock Options and SARs. The grant of a stock option or SAR generally has no income tax consequences for a participant or the Company. Likewise, the exercise of an incentive stock option generally does not have income tax consequences for a participant or the Company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant. A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or SAR equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable. We should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option or SAR.

If a participant holds the shares acquired under an incentive stock option for the time specified in the Code (at least two years measured from the grant date and one year measured from the exercise date), any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss. If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares. Any ordinary income recognized by the participant on the disqualifying disposition of the shares generally entitles us to a deduction for federal income tax purposes. Any disposition of shares acquired under a nonqualified stock option or a SAR will generally result only in capital gain or loss for the participant, which may be short- or long-term, depending upon the holding period for the shares.

Full Value Awards. Any cash and the fair market value of any shares of common stock received by a participant under a full value award are generally includible in the participant’s ordinary income. In the case of restricted stock awards, this amount is includible in the participant’s income when the awards vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the restricted shares in income as of the date the award was granted. In the case of restricted stock units, performance shares and performance units, generally the value of any cash and the fair market value of any shares of common stock received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested full value awards are also ordinary income for participants.

Cash-Based Awards/Incentive Awards. Any cash payments an employee receives in connection with cash-based awards, including cash incentive awards, are includable in income by the participant in the year received or made available to the participant without substantial limitations or restrictions.

Deductibility of Compensation. Except as explained below, the Company generally is entitled to a deduction equal to the amount included in the ordinary income of participants and does not receive a deduction for amounts that are taxable to participants as capital gain. The Code allows publicly held corporations to deduct compensation that is in excess of $1,000,000 paid to the corporation’s chief executive officer and to any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. Compensation attributable to stock options and SARs should qualify as “performance-based compensation”, provided that: (1) the 2016 Plan contains a per-employee limitation on the number of shares for which stock options or SARs may be granted during a specified period; (2) the per-employee limitation is approved by the shareholders; (3) the stock option is granted by a compensation committee comprised solely of outside directors (as defined in Section 162(m) of the Code); and (4) the exercise price of the option or right is not less than the fair market value of the stock on the date of grant. For the above reasons, our 2016 Plan provides for an annual per employee limitation as required under Section 162(m), and our Compensation Committee is comprised solely of outside directors. Accordingly, options or SARs granted by the Compensation Committee should qualify as performance-based compensation, and the other awards subject to performance goals may also qualify. We reserve the right, however, to grant awards under the 2016 Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

Section 409A. Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of U.S. federal income tax purposes along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2016 Plan could be subject to Section 409A, the 2016 Plan and awards are intended to comply with the requirements of Section 409A, where applicable.

New Plan Benefits

The awards that are to be granted to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards that may be granted under the 2016 Plan are subject to the discretion of the administrator.

Shareholder Vote Requirement

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of the 2016 Omnibus Incentive Compensation Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the 2016 Omnibus Incentive Compensation Plan.

PROPOSAL 3 – APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

The Company maintains the Forward Air Corporation Amended and Restated Non-Employee Director Stock Plan (“Director Stock Plan”), which provides for the grant of stock-based awards to our non-employee directors as part of their annual compensation. At this year’s Annual Meeting, the Board asks shareholders to approve an amendment and restatement of the Director Stock Plan in order to refresh the pool of shares available for future awards under the plan and to include an annual limit on the size of award that any one non-employee director may receive under the plan.

Currently, under the Director Stock Plan each non-employee director receives on the first business day following each Annual Meeting of Shareholders a grant of stock-based awards, the size and form of which is determined in the discretion of the Board. The Board has discretion to grant restricted or unrestricted shares and nonqualified stock options in such quantities and subject to such terms and conditions as the Board may determine from year to year. Pro-rata grants are made to each person who first becomes an eligible director on a date other than the date of an Annual Meeting of Shareholders.

Background for Requested Share Authorization

The Company reserved 200,000 shares of its common stock for issuance under the Director Stock Plan when it was first adopted in 2006. At the time, this initial share pool was projected to enable the Company to operate the plan for approximately eight to ten years, which projection has held true. Since its inception through the Record Date, March 11, 2016, zero stock options and 188,077 shares of the Company’s common stock (inclusive of deferred stock units, described below) have been awarded to our non-employee directors under the Director Stock Plan and, as of the Record Date, 14,979 shares remain available for issuance.

The number of shares of common stock subject to awards granted under the Director Stock Plan to our incumbent directors in the 2015 fiscal year are as follows: (i) Ronald W. Allen, 1,640 shares; (ii) Bruce A. Campbell, zero shares; (iii) C. Robert Campbell, 1,640 shares; (iv) Craig Carlock, 957 shares; (v) Larry Leinweber, 1,640 shares; (vi) C. John Langley, Jr., 1,640 shares; (vii) Tracy A. Leinbach, 1,640 shares; (viii) G. Michael Lynch, 1,640 shares; (ix) Gary L. Paxton, 1,640 shares; and (x) Douglas M. Madden, 1,094 shares. Consequently, the aggregate numbers of shares of common stock subject to awards granted under the Director Stock Plan to our incumbent directors in the 2015 fiscal year, as a group, is 13,531 shares.

The number of shares remaining from the initial share pool is insufficient to sustain the equity portion of the Company’s director compensation program. If this proposal is approved by our shareholders, 160,000 shares of common stock will be available for issuance with respect to grants of awards made on or after May 10, 2016 under the Director Stock Plan. In addition, if this proposal is approved by our shareholders, the size of the award that any one non-employee director may receive under the Director Stock Plan in a single year will be capped at a maximum award value of $250,000 on the grant date. It is projected that the share pool established under this proposal, if approved by our shareholders, should enable the Company to operate the plan for approximately 8-10 years, based on the number of non-employee directors currently serving on the Board and historical grant practices.

Summary of the 2016 Plan

The following description of the principal features of the Director Stock Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the applicable provisions of the plan document. The full text of the Director Stock Plan is attached as Appendix B to this Proxy Statement.

If the Company’s shareholders do not approve the Director Stock Plan, the Company will continue to operate the Director Stock Plan in its current form until the remaining share pool is exhausted. Please write to the Secretary at the address on the cover of this Proxy Statement to request a copy of the Director Stock Plan in its current form without the proposed revisions. A copy of the Director Stock Plan in its current form was filed with the SEC on April 25, 2013 as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, and consequently is also available for viewing on the Internet at the SEC’s website at www.sec.gov.

Summary of Material Provisions of the Director Stock Plan, as proposed to be amended and restated

Purpose. The Director Stock Plan is designed to better enable the Company to attract and retain well-qualified individuals for service as directors of the Company. The plan provides non-employee directors with an opportunity to increase their ownership interest in the Company and thereby increase their personal interest in the Company’s continued success and align their interests with those of shareholders.

Eligibility. All members of the Board who are not employees or officers of the Company participate in the Director Stock Plan. As of the date of this Proxy Statement, nine directors are eligible to participate.

Shares Subject to the Plan. The Director Stock Plan authorizes the issuance of up to 160,000 shares of the common stock of the Company with respect to awards granted on or after May 10, 2016 in the form of restricted or unrestricted shares and nonqualified stock options. The number of shares underlying awards granted under the Director Stock Plan since its inception and prior to May 10, 2016 do not count against this 160,000 share limit. If any of the awarded shares or options, inclusive of awards outstanding as of May 10, 2016, are forfeited or otherwise terminate unexercised, the corresponding shares will be restored to the Director Stock Plan and will be available for grant under future awards. The number and kind of shares issuable under the Director Stock Plan, and with respect to outstanding and subsequent awards, will be adjusted to reflect any reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization of the Company. The common stock issued under the Director Stock Plan will come from authorized but unissued shares of common stock, treasury shares, purchases by the Company on the open market or from any other proper source.

Administration. The Company’s Board is the plan administrator. As such, the Board has the power to construe the plan, to determine all questions arising under the plan and to adopt and amend rules and regulations for the administration of the plan. Such power includes the discretion to determine the form, size, timing and vesting of awards, and such discretion may be exercised with respect to future or then-outstanding awards and need not be exercised uniformly among all directors.

Grants of Awards. On the first business day after each Annual Meeting of Shareholders, each non-employee director is automatically granted an award in such form and quantity as the Board determines from year to year. Anyone who becomes an eligible non-employee director of the Company at a time other than on the date of an Annual Meeting of Shareholders receives, within 30 days of becoming an eligible director, a pro-rata grant reflecting the balance of the period remaining until the next Annual Meeting of Shareholders. Awards are in the form of restricted or unrestricted shares or nonqualified stock options. The number of shares that will be allocated under awards to eligible directors on the day after the 2016 Annual Meeting of Shareholders and subsequently is not presently determinable.

Although the Director Stock Plan permits the grant of awards of unrestricted shares that are fully vested, nonforfeitable and freely transferable upon grant, the Board has not granted any such unrestricted share awards since the plan’s inception in May 2006. Likewise, although permitted under the Director Stock Plan, no awards of nonqualified stock options have been made to non-employee directors since the plan’s inception. Only awards of restricted shares have been granted under the Director Stock Plan since May 2006.

Vesting Provisions of Awards. Unless otherwise determined by the Board, awards become vested and nonforfeitable on the earlier of (a) the day immediately prior to the first Annual Meeting of Shareholders that occurs after the grant date or (b) the first anniversary of the grant date, so long as the non-employee director’s service with the Company does not earlier terminate. If the director’s service with the Company terminates due to death or total disability, the awards that have not previously become vested and nonforfeitable become vested and nonforfeitable on the last day of the director’s service with the Company and, in the case of stock options, remain exercisable for one year but not beyond their expiration date. If the director’s service with the Company terminates for any other reason, the outstanding unvested awards are forfeited.

Terms and Conditions of Restricted Shares. Each grant of restricted shares is evidenced by an award agreement setting forth the terms and conditions of the award. All restricted share awards are non-vested and forfeitable when granted. Until vested, the director may not sell, assign, pledge or otherwise dispose of the shares, but otherwise has all incidents of ownership of such shares, including voting rights. Even though a restricted share award may be non-vested at the time, the director receives dividend payments on the restricted shares when dividends are paid to the Company’s shareholders. When the restricted shares become vested and nonforfeitable, the restrictions on transfer lapse.

Elective Deferral of Shares. Each director may elect to defer receipt of the shares under a restricted or unrestricted share award, but not an option award, until the director terminates service on the Board. Any such election must be made in accordance with applicable federal tax laws and is irrevocable once made. If a director elects to defer receipt of shares, the Company creates a bookkeeping reserve account to which it credits a number of stock units under the director’s name equal to the number of restricted or unrestricted shares that the director otherwise would have received on the respective grant date. Each stock unit represents the right to receive one share of common stock of the Company in the future when the director’s service terminates, subject to the same vesting terms and conditions that apply to the restricted share awards, as applicable. The stock units do not represent actual ownership in shares and the director does not have voting rights or other incidents of ownership until the shares are issued. The Company will, however, credit dividend equivalent payments in the form of additional, vested stock units to the bookkeeping reserve account for each cash dividend payment made by the Company. In the event that the Director Stock Plan is terminated, the Company will continue to maintain the bookkeeping reserve accounts and settle stock units credited thereto only in accordance with the provisions of Section 409A of the Code.

Terms and Conditions of Options. In the event that the Board grants stock options under the Director Stock Plan, each grant of options will be evidenced by an award agreement setting forth the terms and conditions of the award. The exercise price per share of an option will be 100% of the fair market value of a share of Company common stock as of the grant date. In general, under the terms of the plan, once an option becomes exercisable, it remains exercisable to the extent not exercised until its expiration date or earlier termination. The Board will determine the term of options, but in no event will options expire later than ten years after the grant date. If a director’s service with the Company terminates for any reason other than death or disability, unless the Board determines otherwise, the director’s options which are not then vested and exercisable will be cancelled and the remaining options will remain exercisable for 90 days thereafter or, if earlier, until the expiration date. Options are exercisable only by the director during his or her lifetime and may not be transferred other than by will or the laws of descent and distribution unless the Board of Directors provides otherwise.

Change in Control Transactions. Upon a change in control of the Company, non-vested restricted shares become fully vested and nonforfeitable and unexercised options not then exercisable become fully exercisable. In addition, upon a change in control of the Company, all outstanding options not exercised prior to or upon the change in control will terminate at the effective time of such change in control unless provision is made in connection with the transaction for the continuation, assumption or settlement of such options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof. All stock units will be settled in shares of Company common stock or in cash at the discretion of the Board upon the change in control or as soon as practicable thereafter but in no event later than the close of the calendar year in which the change in control occurs.

If this proposal is approved by the Company’s shareholders, the definition of “change in control” will be modified to ensure that it comports with applicable federal tax laws with respect to nonqualified deferred compensation plans that are subject to Section 409A of the Code. Consequently, as proposed, “change in control” will mean an event that meets the conditions for a “change in the ownership of a corporation” or a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of the assets of a corporation” each within the meaning of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5) through being one or more of the following:

(i) any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(ii) any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing more than 40% of the total voting power of the stock of the Company;

(iii) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or

(iv) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds of the members of the Company’s Board before the date of the appointment or election.

Term of the Plan. The Director Stock Plan became effective May 24, 2006. It was amended and restated with shareholder approval effective May 23, 2007 and was further amended and restated on February 7, 2013. The Board has approved the amendment and restatement of the Director Stock Plan effective as of May 10, 2016, as summarized in this proposal, subject to approval by the shareholders of the Company at the 2016 Annual Meeting of Shareholders. It will continue in effect indefinitely until all shares of common stock approved for issuance under the Director Stock Plan have been issued, unless the Board acts to terminate the plan sooner.

Amendment or Termination of the Plan. The Board may amend, suspend or terminate the Director Stock Plan or any portion of it at any time as it determines appropriate, without further action by the Company’s shareholders, except to the extent required by applicable law or by any stock exchange upon which the common stock may be listed; provided, however, that no action of the Board to amend, suspend or terminate the plan may impair a director’s rights with respect to any grant of an award previously made under the plan without the director’s consent.

In addition, without the degree of shareholder approval required by the Company’s charter or bylaws, applicable law, or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded, the Board may not: (a) increase the number of shares of common stock that may be issued under the plan, (b) increase the maximum size of awards that may be granted under the plan, or (c) modify the requirements as to eligibility for participation in the plan. The Director Stock Plan also may be amended by the Board at any time, retroactively if required in the opinion of the Company, in order to ensure that the plan complies with the requirements of Section 409A of the Code or other applicable law or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded. No such amendment will be considered prejudicial to any interest of a director.

U.S. Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences relating to the Director Stock Plan is based on present U.S. federal tax laws and regulations. This is not a complete description of the U.S. federal tax laws. A non-employee director may be subject to certain U.S. state and local taxes and non-U.S. taxes, which are not described below.

Restricted Shares. A non-employee director generally recognizes no income when the restricted shares are granted. However, the non-employee director may elect to recognize income equal to the fair market value of the underlying shares on the grant date. When the restricted shares vest, a non-employee director who did not recognize income on the grant date recognizes compensation equal to the fair market value of the underlying shares on that vesting date. Alternatively, a non-employee director who elected to recognize income on the grant date does not recognize, on the vesting date, the gain in or loss of value of the underlying shares. Such gain or loss will be recognized when the restricted shares are transferred. For the taxable year in which the non-employee director recognized compensation under the award, the Company generally may take a deduction for federal tax purposes in an amount equal to the income recognized by the non-employee director on the grant date or the vesting date, as applicable.

Stock Units. A non-employee director recognizes no income when the stock units are credited to the bookkeeping reserve account. When the stock units are settled, the non-employee director will recognize income for the year of the settlement equal to the fair market value of the shares received. Upon selling those shares, the non-employee director recognizes capital gain or loss equal to the sale price less the fair market value of the shares on the settlement date. The Company generally may take a deduction for federal tax purposes in an amount equal to the income recognized by the non-employee director on the settlement date. The grant of stock units under the Plan is intended to comply with Section 409A of the Code. If any of the Plan terms subjects a non-employee director to gross income inclusion, interest, or additional tax under Section 409A of the Code, those terms are inapplicable.

Options. A non-employee director recognizes no income when the options are granted. Upon exercising the options, the non-employee director recognizes compensation income equal to the excess of the fair market value of the underlying shares on that date over the exercise price. Upon the sale of the stock, the non-employee director recognizes capital gain or loss equal to the difference between the sale proceeds and the fair market value of the stock on the exercise date. The capital gain or loss is long-term if the stock was held for more than one year; otherwise it is short-term. The Company generally may take a deduction for federal tax purposes in an amount equal to the compensation recognized by the non-employee director.

Unrestricted Shares. A non-employee director recognizes income when the unrestricted shares are granted. The Company generally may take a deduction for federal tax purposes in an amount equal to the income recognized by the non-employee director.

Shareholder Vote Requirement

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of the Amended and Restated Non-Employee Director Stock Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Amended and Restated Non-Employee Director Stock Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 with respect to shares of our Common Stock that may be issued under existing equity compensation plans, the 1999 Stock Option and Incentive Plan (the “1999 Plan”), the Prior Plan, the Non-Employee Director Stock Option Plan (the “NED Plan”), the 2000 Non-Employee Director Award (the “2000 NED Award”), the ESPP and the Director Stock Plan. Our shareholders have approved each of these plans.

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise or Vesting of Outstanding/ Unvested Shares, Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
		(a)	(b)
Equity Compensation Plans Approved by Shareholders	1,069,022	$32	1,436,612
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,069,022	$32	1,436,612

(a)	Excludes purchase rights accruing under the ESPP, which has an original shareholder-approved reserve of 500,000 shares. Under the ESPP, each eligible employee may purchase up to 2,000 shares of Common Stock at semi-annual intervals each year at a purchase price per share equal to 90.0% of the lower of the fair market value of the Common Stock at close of (i) the first trading day of an option period or (ii) the last trading day of an option period.
(b)	Includes shares available for future issuance under the ESPP. As of December 31, 2015, an aggregate of 392,987 shares of Common Stock were available for issuance under the ESPP.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2015 Annual Report with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee’s function is more fully described in its charter, which is available on the Company’s website at www.forwardaircorp.com.

The Audit Committee reviews the charter on an annual basis. The Board annually reviews the definition of independence under Nasdaq’s listing standards for audit committee members and has determined that each member of the Committee meets that standard.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit and reporting on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with representatives of Ernst & Young LLP the Company’s internal control assessment process and the firm’s audit of the Company’s system of internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2015 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with Ernst & Young LLP its independence from management and the Company, and received Ernst & Young LLP’s written disclosures and letter pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence. The Audit Committee further considered the compatibility of the non-audit services with maintaining Ernst & Young LLP’s independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accountants, who are engaged to audit and report on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal controls over financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Gary L. Paxton, Chair
G. Michael Lynch
R. Craig Carlock
The Audit Committee of the Board of Directors

Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2016, subject to ratification of the appointment by the shareholders of the Company. The fees billed by Ernst & Young LLP for services rendered to the Company and its subsidiaries in 2015 and 2014 were as follows:

	2015	2014
Audit Fees (1)	$1,666,039	$1,501,967
Audit Related Fees (2)	—	253,294
Tax Fees (2)	877,139	379,942
All Other Fees (2)	—	—

(1)	Includes fees and expenses related to the audit and interim reviews of the Company’s financial statements and the audit of the effectiveness of the Company’s internal controls over financial reporting for the fiscal year notwithstanding when the fees and expenses were billed or when the services were rendered.
(2)	Includes fees and expenses for services rendered from January through December of the fiscal year notwithstanding when the fees and expenses were billed.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. During 2015 and as of the date of this Proxy Statement, the Audit Committee pre-approved all of these services.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2016. As in the past, the Board has determined that it would be desirable to request ratification of the appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment of the independent registered public accounting firm.

A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to questions.

Shareholder Vote Requirement

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of Ernst & Young LLP.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

PROPOSAL NO. 5 – ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Introduction

The Company’s goal with respect to executive compensation is to provide a comprehensive package that is sufficient to attract, motivate and retain executives of outstanding ability, performance and potential. The Compensation Committee seeks to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides incentives for retention. The Compensation Committee seeks a compensation program that is internally consistent and believes that pay differences among jobs should be commensurate with differences in the levels of responsibility between the Chief Executive Officer and the other Named Executive Officers.

We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2015 compensation of our Named Executive Officers.

We are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Forward Air Corporation, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders.

As an advisory vote, this Proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Shareholder Vote Requirement

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting on this Proposal No. 5 at the Annual Meeting is required for approval of this Proposal. Unless contrary instructions are received, shares of common stock represented by duly executed proxies will be voted for the adoption of the resolution approving the compensation of Named Executive Officers. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executive Officers.

Other Matters

The Board of Directors knows of no other matters that may come before the meeting; however, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, Nasdaq and the Company. Based solely on a review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our directors and named executive officers, we believe that all ownership reports were timely filed during 2015, except that Mr. Bruce A. Campbell reported late two transactions on one Form 4 filed March 18, 2015; Mr. Rodney L. Bell reported late two transactions on one Form 4 filed March 18, 2015; Mr. C. Robert Campbell reported late one transaction on a Form 4 filed April 14, 2015; Mr. Craig A. Drum reported late two transactions on two Form 4s filed February 10, 2015 and March 18, 2015; Michael L. Hance reported late two transactions on two Form 4s filed February 10, 2015 and March 18, 2015; Matthew J. Jewell reported late one transaction on a Form 4 filed March 18, 2015; Tracy A. Leinbach reported late one transaction on a Form 4 filed April 14, 2015; Michael P. McLean reported late two transactions on two Form 4s filed February 10, 2015 and March 18, 2015; and Chris C. Ruble reported late two transactions on Form 4s filed March 4, 2015 and March 18, 2015.

Deadline for Submission to Shareholders of Proposals to be Presented at the 2017 Annual Meeting of Shareholders

Any proposal intended to be presented for action at the 2017 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company at its principal executive offices not later than December 1, 2016 in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its 2017 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by Rule 14a-8 of the Exchange Act.

For other shareholder proposals to be timely (but not considered for inclusion in the proxy statement for the 2017 Annual Meeting of Shareholders), a shareholder’s notice must be received by the Secretary of the Company not later than February 9, 2017 and the proposal and the shareholder must comply with Rule 14a-4 under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next Annual Meeting is not received prior to February 9, 2017, proxies solicited by the Board of Directors in connection with the Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of 2016 Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of each document to you if you write the Company’s Secretary at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, or call (423) 636-7000. If you want to receive separate copies of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or, if the shares are not held in “street name,” you may contact the Company at the above address and phone number.

Miscellaneous

It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend the Annual Meeting in person are urged, regardless of the number of shares of common stock owned, to please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 is included within the Annual Report provided with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. Copies of exhibits filed with the Form 10-K are available upon written request. Requests should be made in writing to Michael L. Hance, Secretary of the Company, at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745. The Company’s filings with the SEC are also available, without charge, on our website (www.forwardaircorp.com) as soon as reasonably practical after filing.

By Order of the Board of Directors,

Michael L. Hance
Greeneville, Tennessee	Senior Vice President,
March 31, 2016	Chief Legal Officer and Secretary

Appendix A

FORWARD AIR CORPORATION

2016 OMNIBUS INCENTIVE COMPENSATION PLAN

i

TABLE OF CONTENTS

(continued)

ii

FORWARD AIR CORPORATION

2016 OMNIBUS INCENTIVE COMPENSATION PLAN

1.	History; Effective Date.

Forward Air Corporation, a Tennessee corporation (“Forward Air”), has established the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was adopted by the Board of Directors of Forward Air (the “Board”) on February 9, 2016, as a successor plan to the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan (the “Prior Plan”), and is effective as of the date that it is approved by the shareholders of Forward Air (the “Effective Date”). No awards will be made under the Prior Plan after the Effective Date of this Plan.

2.	Purposes of the Plan.

The Plan enables Forward Air to continue to grant stock-based and cash-based incentive awards which the Board believes provide Forward Air with a competitive advantage in recruiting, retaining and motivating key individuals whose efforts contribute to the growth, profitability and long-term success of Forward Air. Incentive awards enable such individuals to acquire or increase, and benefit from, equity ownership in Forward Air or receive compensation upon achievement of specified performance objectives, thereby strengthening their commitment to the success of Forward Air and stimulating their efforts on behalf of Forward Air, as well as strengthening the mutuality of interests between such persons and Forward Air’s shareholders. Toward this objective, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based or cash awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.	Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.	Administration.

(a) Administration of the Plan. The Plan shall be administered by the Administrator.

(b) Pow ers of the Administrator.

The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii) determine the types of Awards to be granted any Eligible Individual;

(iii) determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv) determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Common Stock, (D) subject to Section 7(b), the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v) subject to Sections 7(f), 7(k), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;

(vi) subject to Section 7(b), accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, Disability or a Change in Control, no such change, waiver or acceleration shall be made with respect to a Qualified Performance-Based Award if the effect of such action would cause the Award to fail to qualify for the Section 162(m) Exemption or shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii) determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii) for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of local or foreign (non-United States) jurisdictions, adopt, amend, modify, administer or terminate sub-plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub-plans, appendices, supplements and special provisions.

(ix) establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x) determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;

(xi) administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii) establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall deem it desirable to carry it into effect; and

(xiv) otherwise administer the Plan and all Awards granted under the Plan.

(c) Delegation of Administrative Authority. The Administrator may designate employees of Forward Air or any Affiliate, including without limitation the Employee Plans Committee of Forward Air, to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and exchange rules, may grant authority to officers or other employees to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the exercise of discretion with respect to Awards to Eligible Individuals who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

(d) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e) Limited Liability. To the maximum extent permitted by law, no member of the Administrator, nor any director, officer, employee or representative of Forward Air, shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(f) Indemnification. To the maximum extent permitted by law, by Forward Air’s charter and by-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is an employee of Forward Air or an Affiliate shall be indemnified by Forward Air against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g) Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Forward Air, its shareholders, any Participants and any other employee, consultant, or director of Forward Air and its Affiliates, and their respective successors in interest. Notwithstanding the foregoing, following a Change in Control, any determination by the Administrator as to whether “Cause” exists under the terms of an Award shall be subject to de novo review by a court of competent jurisdiction.

5.	Shares Issuable Pursuant to Awards.

(a) Initial Share Pool. As of the Effective Date and subject to adjustment under Section 10(a) of the Plan, the number of shares of Common Stock issuable pursuant to Awards granted under the Plan (the “Share Pool”) shall be equal to Two Million (2,000,000) shares.

(b) Adjustments to Share Pool. On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i) The Share Pool shall be reduced by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii) The Share Pool shall be increased by the number of unissued shares of Common Stock underlying or used as a reference measure for any Award or portion of an Award, granted under this Plan or the Prior Plan, that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares; and

(iii) The Share Pool shall be increased by the number of shares of Common Stock that are forfeited back to Forward Air after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award granted under this Plan or the Prior Plan.

For the avoidance of doubt, the Share Pool shall not be increased by (A) shares of Common Stock used as a reference measure for any Award that are not issued upon settlement of such Award due to a net settlement, (B) shares of Common Stock withheld by or surrendered (either actually or through attestation) to Forward Air in payment of the exercise price of any Award, or (C) shares of Common Stock withheld by or surrendered (either actually or through attestation) to Forward Air in payment of the Tax Withholding Obligation that arises in connection with any Award.

(c) Code Section 162(m) Individual Limits. Subject to adjustment as provided in Section 10 of the Plan:

(i) the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 300,000 shares;

(ii) the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 300,000 shares,

(iii) in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares or Other Stock-Based Awards, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv) in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units or Other Stock-Based or Cash Awards, the maximum cash amount payable under such Performance Units or Other Stock-Based or Cash Awards is, in the aggregate, $10,000,000;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Forward Air or an Affiliate; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(c) for the calendar year in which it was granted.

(d) ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to the number of shares in the Share Pool as of the Effective Date of the Plan.

(e) Source of Shares. The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Forward Air’s charter but unissued, including without limitation shares purchased in the open market or in private transactions.

6.	Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Forward Air or an Affiliate; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.	Awards.

(a) Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered and/or communicated to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Forward Air and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b) Minimum Restriction Period for Awards. Except as provided in Section 7(b) or Section 11 and notwithstanding the administrative provisions of Section 4, each Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant if vesting of or lapse of restrictions on such Award is based on the satisfaction of Performance Goals and a minimum Restriction Period of 36 months from the date of grant, applied in either pro rata installments, with the first vesting occurring no less than 12 months after the date of grant, or a single installment, if vesting of or lapse of restrictions on such Award is based solely on the Participant’s satisfaction of specified service requirements with Forward Air and its Affiliates. If the grant of a Performance Award is conditioned on satisfaction of Performance Goals, the Performance Period shall not be less than 12 months’ duration, but no additional minimum Restriction Period need apply to such Award. Except as provided below in Section 7(b) or Section 11 and notwithstanding the administrative provisions of Section 4, the Administrator shall not have discretionary authority to waive the minimum Restriction Period applicable to an Award, except in the case of death, Disability, retirement, or a Change in Control. The provisions of this Section 7(b) shall not apply and/or may be waived, in the Administrator’s discretion, with respect to up to the number of Awards that is equal to five percent (5%) of the aggregate Share Pool measured as of the Effective Date.

(c) Stock Options.

(i) Grants. A stock option means a right to purchase a specified number of shares of Common Stock from Forward Air at a specified price during a specified period of time. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Forward Air or an Affiliate or with which Forward Air or an Affiliate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Forward Air or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Forward Air, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii) Exercise. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years’ duration unless required otherwise by applicable law.

(iii) Termination of Service. Except as otherwise provided herein or in the applicable Award Agreement or otherwise determined by the Administrator in accordance with Section 7(b), to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

(d) Limitation on Reload Options. The Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted upon receipt of delivery of Common Stock to Forward Air in payment of the exercise price or any tax withholding obligation under any other stock option.

(e) Stock Appreciation Rights.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Forward Air or an Affiliate or with which Forward Air or an Affiliate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii) Exercise. Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The applicable Award Agreement shall specify whether payment by Forward Air of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii) Termination of Service. Except as provided herein or in the applicable Award Agreement or otherwise determined by the Administrator in accordance with Section 7(b), to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(f) Prohibition on Repricing. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Forward Air (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii)  other Awards, unless such action is approved by Forward Air’s shareholders.

(g) Stock Awards.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii) Vesting. Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the grant or vesting of a Stock Award upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Stock Award as a Qualified Performance-Based Award. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii) Rights of a Stockholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock. Dividends declared payable on Restricted Stock shall be paid either at the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock; provided, however, that dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by Forward Air and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Forward Air shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Forward Air.

(iv) Termination of Service. Except as provided herein or in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(h) Stock Units.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Restricted Stock Units represent a contractual obligation by Forward Air to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii) Vesting and Payment. Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the vesting and/or lapse of risk of forfeiture of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Award of Restricted Stock Units as a Qualified Performance-Based Award. Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Forward Air, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) No Rights of a Stockholder; Dividend Equivalents. Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of Forward Air with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

(iv) Termination of Service. Except as provided herein or in the Applicable Award Agreement, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(i) Performance Shares and Performance Units.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units may include cash incentive awards granted in connection with Forward Air’s annual incentive program. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii) Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The Administrator may, prior to or at the time of grant, designate an Award of Performance Shares or Performance Units as a Qualified Performance-Based Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion.

Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(j) Other Stock-Based or Cash Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based or Cash Awards on such terms and conditions as the Administrator may determine, including, without limitation, Cash Awards in connection with any short-term or long-term cash incentive program established by Forward Air or an Affiliate. Other Stock-Based or Cash Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Stock as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based or Cash Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock-Based or Cash Awards. Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(k) Qualified Performance-Based Awards.

(i) Stock Options and Stock Appreciation Rights. The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such stock option or stock appreciation right is expected to be deductible to Forward Air or an Affiliate qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.

(ii) Grant Process for Performance Awards. When granting any Award other than a stock option or stock appreciation right, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (A) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (B) the Administrator wishes such Award to qualify for the Section 162(m) Exemption. For any Award so designated as a Qualified Performance-Based Award, the Administrator shall take steps to ensure that the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors” (within the meaning of Section 162(m) of the Code) and that the Performance Goals be established, in writing, by the Administrator within the time period prescribed by Section 162(m) of the Code). The Performance Goals established by the Administrator for each Qualified Performance-Based Award shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Administrator may retain in an Award Agreement the discretion to reduce (but not to increase) the amount or number of Qualified Performance-Based Awards which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.

(iii) Certification and Payment. Following completion of the applicable Performance Period, and prior to any, as applicable, grant, vesting, lapse of restrictions on or payment of a Qualified Performance-Based Award, the Administrator shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. No Qualified Performance-Based Awards will be granted, become vested, have restrictions lapse or be paid, as applicable, for a Performance Period until such certification is made by the Administrator. The amount of a Qualified Performance-Based Award actually granted, vested, or paid to a Participant, or on which restrictions shall lapse, may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Administrator to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period or otherwise, subject to the terms and conditions of the applicable Award Agreement.

(iv) Performance Goals. Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. GAAP, non-GAAP or other objective standards in a manner consistent with Forward Air’s or its Affiliate’s established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established. In addition, to the extent consistent with the requirements of the Section 162(m) Exemption, the Administrator may provide at the time Performance Goals are established for Qualified Performance-Based Awards that the manner in which such Performance Goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

(v) Non-delegation. No delegate of the Administrator is permitted to exercise authority granted to the Administrator under Section 4 to the extent that the exercise of such authority by the delegate would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(l) Awards to Participants Outside the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause Forward Air or an Affiliate to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(m) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(m).

8.	Withholding of Taxes.

Participants and holders of Awards shall pay to Forward Air or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Forward Air under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to Forward Air and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (or such greater amount permitted under FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, for equity-classified awards) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. Forward Air or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.	Transferability of Awards.

Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, or, with the prior written consent of the Administrator, by a Participant to a Family Member of the Participant as a gift. The Administrator shall not permit any transfer of an Award for value and shall not permit any transfer of an Award pursuant to a domestic relations order in settlement of marital property rights. The following transactions are not prohibited transfers for value: a transfer to an entity in which more than fifty percent of the voting interests are owned by a Participant’s Family Member (or the Participant) in exchange for an interest in that entity. An Award may be exercised during the lifetime of the Participant, only by the Participant or the Participant’s Family Member to whom the Award has been transferred with the Administrator’s consent or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any Forward Air stock ownership or retention policy, now or hereafter existing, that may apply to the Participant or shares of Common Stock received under an Award.

10.	Adjustments for Corporate Transactions and Other Events.

(a) Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting Forward Air (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Forward Air (each, a “Share Change”) that occurs at any time after adoption of this Plan by the Board (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the Effective Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which Awards may be granted during any one calendar year to any individual, (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b) Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which shareholders of Forward Air receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Forward Air and securities of entities other than Forward Air) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”). For the avoidance of doubt, a Substitute Award with respect to any Award (“Initial Award”) the vesting, earning or settlement of which is, as of immediately before a Corporate Event or the effective time of a Change in Control, then subject to and pending achievement of Performance Goals may include, without limitation, an award the value of which at the time of substitution is determined by the Administrator to be such amount (expressed in dollars, shares of Common Stock or other consideration being paid for each share of Common Stock in the transaction) as would be determined under the applicable Award Agreement as though the applicable Performance Goals for the unexpired Performance Period are deemed to have been achieved as of the Corporate Event or Change in Control at the target level set forth in the applicable Award Agreement for the Initial Award, with such award thereafter becoming vested, earned or settled at the time set forth in the applicable Award Agreement for the Initial Award or at such earlier time as may apply pursuant to Section 11(b) hereof.

(c) Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Forward Air’s financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Forward Air filings with the Securities and Exchange Commission; provided, however, that, except in connection with death, Disability or a Change in Control, no such adjustment shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Forward Air or the applicable subsidiary, business segment or other operational unit of Forward Air or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable; provided, however, that, except in connection with death, Disability or a Change in Control, no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

(d) Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e) Dissolution or Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Forward Air.

11.	Change in Control Provisions.

(a) Terminatio n of Awards. Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

(i) the outstanding Awards of stock options and stock appreciation rights that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(ii) the outstanding shares of Restricted Stock the vesting or restrictions on which depend, as of immediately before the effective time of the Change in Control, solely on the satisfaction of a service obligation by the Participant to the Company and are not then subject to achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

(iii) the outstanding shares of Restricted Stock the vesting or restrictions on which are, as of immediately before the effective time of the Change in Control, then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as would be determined under the applicable Award Agreement as though the applicable Performance Goals for the unexpired Performance Period are deemed to have been achieved at the target level set forth in the applicable Award Agreement;

(iv) the outstanding Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based or Cash Awards, the vesting, earning or settlement of which depends, as of immediately before the effective time of the Change in Control, solely on the satisfaction of a service obligation by the Participant to the Company and which is not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) within 30 days following such Change in Control, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

(v) the outstanding Restricted Stock Units, Performance Shares and Performance Units and Other Stock-Based or Cash Awards, the vesting, earning or settlement of which is, as of immediately before the effective time of the Change in Control, then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become vested and earned in such amounts as would be determined under the applicable Award Agreement as though the applicable Performance Goals for the unexpired Performance Period are deemed to have been achieved at the target level set forth in the applicable Award Agreement, and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) within 30 days following such Change in Control, subject to any applicable limitations imposed thereon by Section 409A of the Code.

Implementation of the provisions of this Section 11(a) shall be conditioned upon consummation of the Change in Control.

(b) Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable Award Agreement, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance of Substitute Awards of, the surviving or successor entity or a parent thereof, then upon a Participant’s Termination of Service during the 24-month period following a Change in Control, by Forward Air, an Affiliate, or a successor to Forward Air or an Affiliate other than for Cause, Disability or death:

(i) any outstanding stock options and stock appreciation rights granted under the Plan to the Participant or any such Substitute Awards which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions and transfer limitations applicable to any shares of Restricted Stock granted under the Plan to the Participant or any such Substitute Awards shall lapse and such shares of Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based or Cash Awards granted under the Plan to the Participant or any such Substitute Awards shall be considered to be vested, earned and payable at target level, any deferral or other restriction thereon shall lapse, any Restriction Period thereon shall terminate, and such Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based or Cash Awards or any such Substitute Awards shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) within 30 days following such Termination of Service (except to the extent that settlement of such Awards or Substitute Awards must be made pursuant to their original schedule in order to comply with Section 409A of the Code); and

(iv) subject to Section 15, the Administrator may also make additional adjustments and/or settlements of outstanding Awards granted to the Participant or any Substitute Awards as it deems appropriate and consistent with the Plan’s purposes.

(c) Other Permitted Actions. In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

(d) Section 409A Savings Clause. Notwithstanding the foregoing, if any Award is considered a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.	Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, or consultants of Forward Air or an Affiliate as the result of a merger or consolidation of the entity for which they perform services with Forward Air or an Affiliate, or the acquisition by Forward Air or an Affiliate of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.	Compliance with Securities Laws; Listing and Registration.

The obligation of Forward Air to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of any exchange on which Forward Air’s securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Forward Air’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Forward Air shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to Forward Air in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for Forward Air, be appropriate to permit Forward Air to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14.	Section 409A Compliance.

It is the intention of Forward Air that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Forward Air nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Forward Air and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15.	Plan Duration; Amendment and Discontinuance.

(a) Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or

(b) February 8, 2026. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before February 8, 2026, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Notwithstanding the continuation of the Plan, no Award (other than a stock option or stock appreciation right) that is intended to be a Qualified Performance-Based Award shall be granted on or after the fifth anniversary of the Effective Date unless the material terms of the applicable performance goals, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(i), are approved by the shareholders of Forward Air no later than the first stockholder meeting that occurs in the fifth year following the Effective Date.

(b) Amendment and Discontinuance of the Plan. The Board or the Compensation Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to Forward Air or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of Forward Air’s shareholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of shares of Common Stock which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(f) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options. Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Amendment of Awards. Subject to Section 7(f), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or Forward Air or any of its Affiliates. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

16.	General Provisions.

(a) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Forward Air or any Affiliate or shall interfere in any way with the right of Forward Air or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii)  any other adverse effect on the individual’s interests under any Award or the Plan.

(b) No Trust or Fund Created . Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Forward Air and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Forward Air pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Forward Air.

(c) Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Forward Air or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Forward Air or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d) Affiliate Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Affiliate, Forward Air may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Affiliate shall revert to Forward Air.

(e) Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Tennessee, without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(f) Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g) Recovery of Amounts Paid. Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct or other agreement or arrangement adopted by the Board or Administrator with respect to the recoupment, recovery or clawback of compensation (the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Forward Air may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

17.	Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee of the Board, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock, and with respect to any Award that is intended to be a Qualified Performance-Based Award, the Administrator shall consist of two or more directors, each of whom is intended to be, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Forward Air or any successor to Forward Air. For this purpose, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code, an “Affiliate” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based or Cash Award, whether granted under this Plan or the Prior Plan.

“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan. An Award Agreement for a Cash Award may consist of a resolution of the Administrator that memorializes the terms and conditions of such Award which are thereafter communicated to the Participant.

“Board” means the Board of Directors of Forward Air.

“Cause” shall have the meaning set forth in the applicable Award Agreement and, in the absence of such a definition in the Award Agreement, means any one or more of the following, as determined by the Administrator or its delegate in its sole discretion, which determination will be conclusive: (i) any act or omission by a Participant which, if convicted by a court of law, would constitute a felony or a crime of moral turpitude; (ii) a Participant’s dishonesty or material violation of standards of integrity in the course of fulfilling his or her employment duties to the Company or any Affiliate; (iii) insubordination or a material violation of a material written policy of the Company or any Affiliate, violation of which would be grounds for dismissal under applicable Company policy; (iv) willful, repeated failure on the part of the Participant to perform his or her employment duties (provided that such duties are ethical and proper under applicable law) in any material respect, after reasonable written notice of such failure and an opportunity to correct it under a circumstance where the conduct constituting “Cause” is reasonably open to a cure (for instance, where the conduct does not involve a violation of trust or otherwise adversely affect the relationship between the Participant and the Company on a going-forward basis), and the period to correct shall be established by the Administrator; (v) any act or omission materially adverse to the interest of the Company or any Affiliate, or reasonably likely to result in material harm to the Company or any Affiliate; (vi) failure to comply in any material respect with the Company’s Code of Business Conduct and Ethics or Insider Trading Policy, or willful, repeated failure to comply in any material respect with the Company’s Executive Stock Ownership and Retention Guidelines, if applicable; or (vii) failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any rules or regulations thereunder, or any similar, applicable statute, regulation or legal requirement.

“Change in Control” means an event that meets the conditions for a “change in the ownership of a corporation” or a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of the assets of a corporation” each within the meaning of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5) through being one or more of the following:

(a) any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(b) any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing more than 40% of the total voting power of the stock of the Company;

(c) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or

(d) a majority of members of the Company’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by two-thirds of the members of the Company’s Board before the date of the appointment or election.

“Code”means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“Common Stock” means shares of common stock of Forward Air, par value one cent ($0.01) per share and any capital securities into which they are converted.

“Company” means Forward Air and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Forward Air.

“Compensation Committee” means the Compensation Committee of the Board.

“Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

“Effective Date” means the date on which adoption of the Plan is approved by the shareholders of Forward Air.

“Eligible Individuals” means (i) officers and employees of, and other individuals, excluding non-employee directors, who are natural persons providing bona fide services to or for, Forward Air or any of its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Forward Air’s securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Forward Air or its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value” means, on a per share basis as of any date, unless otherwise determined by the Administrator:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse (but expressly excluding ex-spouse), sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

“Other Stock-Based or Cash Award” means, with regard to a Stock-Based Award, an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures, and with regard to a Cash Award, an Award of cash, which need not be denominated or otherwise measured or valued in relation to shares of Common Stock and which may, but need not, be granted in connection with any short-term or long-term cash incentive program established by Forward Air or an Affiliate.

“Participant” means an Eligible Individual to whom an Award is or has been granted and has not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

“Performance Award” means an Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of Performance Goals over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units and may include Other Stock-Based or Cash Awards.

“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator; provided, however, that in the case of Qualified Performance-Based Awards, such performance goals shall be based on the attainment of specified levels of one or more Performance Metrics. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of Forward Air or any Affiliate, or a division or strategic business unit of Forward Air, or may be applied to the performance of Forward Air relative to a market index, a group of other companies, or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Administrator; provided, that the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting Forward Air or any Affiliate or the financial statements of Forward Air or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles provided that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Section 162(m) of the Code, is determined when the Performance Goals and targets are established for the applicable performance period.

“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies or peer groups, or an index covering multiple companies:

• Earnings or Profitability Metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; gross margin percentage or dollar amount; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;

• Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

• Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

• Liquidity Metrics: including, but not limited to, capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Administrator;

• Stock Price and Equity Metrics: including, but not limited to, return on shareholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

• Strategic and Operating Metrics: including, but not limited to, geographic footprint; revenue (gross, operating or net); Forward Air Complete pick-up and delivery revenue; revenue per pound or carton; fuel surcharge revenue; airport-to-airport revenue; other pick-up and delivery revenue; logistics revenue; driver revenue per hour targets; cost/revenue per full-time equivalent worker; other revenue; revenue growth; network tonnage density; total tonnage or cartons shipped; pounds or carton per shipment; labor or other operating costs per pound or carton; unbillable accessorials (per diem and rail storage); costs per mile; miles driven; percentage of miles driven by Company-employed drivers, owner-operators and/or third party transportation providers; purchased transportation scrape percentage; new business or customer wins; billing cycle times; on-time performance; annualized truck turnover; driver turnover; market share; market penetration; growth in assets; key hires; owner-operator recruitment; management of employment practices and employee benefits; purchased transportation; operating leases; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; and legal compliance or risk reduction.

“Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period. Performance Units may include cash incentive awards granted in connection with Forward Air’s annual incentive program.

“Plan” means this Forward Air Corporation 2016 Omnibus Incentive Compensation Plan, as set forth herein and as hereafter amended from time to time.

“Prior Plan” means Forward Air’s Amended and Restated Stock Option and Incentive Plan.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7(k).

“Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

“Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Restriction Period” means the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 7(b)).

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Forward Air and its Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Forward Air and its Affiliates shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Forward Air and all Affiliates for any reason. A Participant will generally be treated as having terminated employment with Forward Air and all Affiliates as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Forward Air or any Affiliate after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Forward Air or any Affiliate.

“Unit” means a bookkeeping entry used by Forward Air to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units expressed in terms of cash or Common Stock equivalents, and Performance Shares that are expressed in terms of units of Common Stock.

{end of document}

Appendix B

FORWARD AIR CORPORATION

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

(as further amended effective May 10, 2016)

SECTION 1. Establishment; Purpose.

Effective May 24, 2006, Forward Air Corporation, a Tennessee corporation (the “Company”), established the 2006 Non-Employee Director Stock Plan (the “2006 NED Plan”) to attract and retain well-qualified persons for service as directors of the Company and to provide directors with an opportunity to increase their ownership interest in the Company and, thereby, increase their personal interest in the Company’s continued success. The 2006 NED Plan was amended and restated with shareholder approval effective May 23, 2007, and was further amended on February 7, 2013. It was thereafter known as the Amended and Restated Non-Employee Director Stock Plan. The Company’s Board of Directors (the “Board”) now finds it desirable and in the best interests of the Company and its shareholders to amend and restate again the Amended and Restated Non-Employee Director Stock Plan (such amendment and restatement, the “Plan”) as set forth herein. The Plan, upon its approval by the Company’s shareholders, shall be a continuation of the Amended and Restated Non-Employee Director Stock Plan under these amended and restated terms.

Under the Plan, the Company may grant non-employee directors equity compensation in the from of restricted shares (the “Restricted Shares”) of the $0.01 par value common stock of the Company (the “Common Stock”), unrestricted shares of Common Stock (the “Unrestricted Shares” and, together with the Restricted Shares, the “Award Shares”), and nonstatutory stock options (the “Options”) for the purchase of Common Stock (all such grants are referred to individually as an “Award” and collectively as “Awards”).

SECTION 2. Administration.

Responsibility and authority to administer and interpret the provisions of the Plan shall be conferred upon the Board. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend rules and regulations for the administration of the Plan. Without limiting the foregoing, the Board shall have the discretion to determine the form, size, timing and vesting of Awards, and such discretion may be exercised with respect to future or then-outstanding Awards and need not be exercised uniformly among all directors. The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Board shall be paid by the Company. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all recipients who have received Awards, the Company and other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or Awards made hereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 3. Shares of Common Stock Subject to the Plan.

(a) Number of Shares Issuable Under the Plan. Subject to Section 3(b), up to 160,000 shares of Common Stock may be issued with respect to grants of Awards under the Plan made on or after May 10, 2016. In the event that any Awards, or portions of an Award, granted under the Plan (inclusive of Awards granted prior to the amendment and restatement of the Plan herein), or Stock Units credited to a bookkeeping reserve account with respect to deferred Award Shares, terminate unexercised or are canceled, surrendered or forfeited for any reason, then the number of Award Shares and Stock Units or the number of shares underlying the Options which terminated unexercised or were canceled, surrendered or forfeited shall be added to the remaining number of shares of Common Stock for which Awards may be issued under the Plan.

(b) Adjustments. The Board shall appropriately adjust the exercise price of outstanding Options and the maximum number and kind of shares subject to the Plan, Stock Units credited under the Plan, outstanding Awards and subsequent Awards in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization of the Company.

(c) Source of Shares. The Common Stock issued under the Plan will come from authorized but unissued shares of Common Stock, treasury shares, purchases by the Company on the open market or from any other proper source. The Company will set aside and reserve for issuance under the Plan the number of shares set forth in Section 3(a), as adjusted.

SECTION 4. Eligibility.

All directors of the Company who are neither employees of the Company nor officers of the Company shall be eligible participants in the Plan.

SECTION 5. Grants of Awards.

(a) Annual Grants. Each individual who serves as a director of the Company and is, on the grant date, an eligible participant shall automatically be granted an Award, in such form and size as the Board determines from year to year which shall not exceed $250,000 in value on the date of grant (the “Annual Grant”), on the first business day after each Annual Meeting of Shareholders of the Company at which directors are elected (an “Annual Meeting”). Each Annual Grant shall be evidenced by a written agreement or other evidence of issuance (an “Award Agreement”) in such form acceptable to the Company and not inconsistent with the terms and conditions specified in the Plan.

(b) Pro-Rata Grants. Each person who first becomes an eligible director on a date other than the date of an Annual Meeting shall receive, within 30 days of the date such person is appointed as or first becomes a non-employee director, a pro-rata grant of a number of Award Shares or Options, depending on the form of Annual Grant granted on the first business day following the last preceding Annual Meeting (the “Preceding Annual Grant”), equal to the number, rounded up to the nearest whole number, determined by multiplying the shares underlying the Preceding Annual Grant by a fraction, (i) the numerator of which is the number of whole and partial months during the period measured from the date of appointment as an eligible director until the next following May 1st, and (ii) the denominator of which is 12.

SECTION 6. Terms and Conditions of Award Shares.

Award Shares may be granted with or without restrictions. The terms and conditions of such Awards shall be as set forth below.

(a) Unrestricted Shares. Unrestricted Shares are vested, nonforfeitable and freely transferable when granted under the Plan.

(b) Restricted Shares.

(i) Vesting. Restricted Shares are nonvested and forfeitable when granted under the Plan. Unless otherwise determined by the Board, Restricted Shares shall become vested and nonforfeitable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the grant date or (b) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated. If the director’s service with the Company terminates due to death or total disability, the Restricted Shares that have not previously become vested and nonforfeitable shall become vested and nonforfeitable as of the date that the director’s service with the Company so terminates. If the director’s service with the Company terminates for any reason other than death or total disability, then, unless the Board determines otherwise, all Restricted Shares that are not then vested and nonforfeitable, after giving effect to the vesting provision set forth above, will be immediately forfeited by the director and transferred to the Company upon such termination at no cost to the Company.

(ii) Restrictions on Transfer. Until the Restricted Shares become vested and nonforfeitable, the Restricted Shares may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The Company shall not be required to (i) transfer on its books any Restricted Shares that have been sold or transferred in contravention of the Plan or (ii) treat as the owner of shares, or otherwise accord voting, dividend, distribution or liquidation rights to, any transferee to whom Restricted Shares have been transferred in contravention of the Plan.

(iii) Shareholder Rights; Share Certificates. Each participating director shall be reflected on the Company’s books as the owner of record of the Restricted Shares as of the date of grant and shall possess all incidents of ownership of such shares, subject to Section 6(b)(ii), including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restrictions on transfer and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such shares are distributed. The Company will hold the share certificates for safekeeping, or otherwise retain the shares in uncertificated book entry form, until the Restricted Shares become vested and nonforfeitable. Until the Restricted Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that the director may not sell, assign, transfer, pledge or hypothecate the Restricted Shares. All regular cash dividends on the Restricted Shares held by the Company will be paid directly to the director. As soon as practicable after vesting of the Restricted Shares, the Company will deliver a share certificate to the director, or deliver shares electronically or in certificate form to the director’s designated broker on the director’s behalf, for such vested Restricted Shares.

SECTION 7. Terms and Conditions of Options.

(a) Exercisability. Unless the Board determines otherwise, the Options shall become exercisable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the grant date or (b) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated. Once an Option has become exercisable, it shall remain exercisable, to the extent not exercised, until its expiration date or earlier termination pursuant to Section 7(b).

(b) Post-Termination Exercise. If a director’s service with the Company terminates due to the director’s death or total disability, the outstanding Options granted to such director shall become exercisable in full and shall remain exercisable for a period of one year thereafter but not beyond their expiration date. If a director’s service with the Company terminates for any other reason, unless the Board determines otherwise, all Options granted to such director which are not then exercisable, after giving effect to the vesting provision set forth above, shall be canceled and the remaining Options shall continue to be exercisable for 90 days thereafter but not beyond their expiration date.

(c) Exercise Price. The exercise price per share for each Option granted under the Plan shall be 100% of the Fair Market Value (as defined below) of a share of Common Stock as of the date of grant. “Fair Market Value” as of a given date for purposes of the Plan and any Award Agreement means (i) the closing sale price for the shares on The NASDAQ Stock Market or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date or no shares of Common Stock traded on that day but were listed for trade, the next preceding date on which it was open and the shares of Common Stock did trade); or (ii) if the Common Stock is not listed on The NASDAQ Stock Market or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

(d) Method of Exercise. Unless the Board determines otherwise, payment of the exercise price shall be in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or both, as elected by the director.

(e) Restrictions on Transfer. The Options shall be exercisable only by the director during his or her lifetime and may not be transferred other than by will or the laws of descent and distribution unless the Board determines otherwise.

(f) Expiration of the Options. The Options shall expire, if not sooner exercised or terminated, as of such date determined by the Board and set forth in the applicable Award Agreement; provided, however, that no Option shall expire later than 10 years after its date of grant.

SECTION 8. Deferral of Award Shares.

(a) Deferral of Award Shares. Directors may elect to defer receipt of Award Shares in accordance with the election procedures set forth below. If a director elects to defer the receipt of Award Shares, the number of Award Shares deferred shall be credited as Stock Units to a bookkeeping reserve account established for the director under the Plan as of the date that the Award Shares otherwise would have been issued to the director. Each Stock Unit shall represent the right to receive one share of Common Stock when the director incurs a separation from service with the Company (a “Separation From Service”) within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the Stock Unit is or has become vested and nonforfeitable on or before such date. Stock Units representing deferred Restricted Shares shall become vested and nonforfeitable at the same time and subject to the same conditions as the corresponding Restricted Shares to which they relate would have become vested and nonforfeitable but for their deferral of issuance.

(b) Settlement of Stock Units. Except as provided in Section 9(a), all vested Stock Units shall be settled upon the date that the director incurs a Separation From Service with the Company or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Separation From Service occurs or such later date as may be permitted under Section 409A of the Code. Except as provided in Section 9(a), all vested Stock Units shall be settled in the form of shares of Common Stock issued to the director or the director’s estate as applicable, provided that any vested fractional Stock Units credited to a director’s bookkeeping reserve account shall be settled in cash. If the director’s service with the Company terminates for any reason other than death or total disability, all Stock Units that are not then vested will be immediately forfeited by the director.

(c) Deferral Election Procedures. All deferral elections shall be made in accordance with the following procedures:

(i) An election pursuant to Section 8(a) shall be made by the director by executing and delivering a deferral agreement, in the form approved by the Company, to the Secretary of the Company. The deferral agreement shall become effective with respect to such director as of the first day of January following the date such deferral agreement is received by the Secretary of the Company, except as otherwise provided below. In the case of the first year in which a director becomes eligible to participate in the Plan, the director may execute and deliver a deferral agreement to the Secretary of the Company before or within 30 days after the date the individual becomes an eligible director. If a newly eligible director delivers a deferral agreement after, but within 30 days of, the date of appointment as a director, the deferral agreement will apply, solely with respect to the first grant of Award Shares received by the director after such appointment, to a number of Award Shares equal to (A) the Award Shares granted in such first grant minus (B) one-twelfth (1/12) times, as applicable, either the number of shares awarded under the Annual Grant if the individual first becomes an eligible director on the date of an Annual Meeting or the number of shares awarded under the Preceding Annual Grant if the individual first becomes an eligible director on a date other than the date of an Annual Meeting. If a newly eligible director delivers a deferral agreement on or before the date of appointment, the deferral agreement will apply to the entire first grant of Award Shares received by the director after such appointment. A director’s election shall continue in effect, unless earlier modified by the director, until the director no longer serves as a director of the Company or, if earlier, until the director ceases to participate in the Plan.

(ii) A director may unilaterally modify a deferral agreement (either to terminate, increase or decrease the portion of the director’s future grants of Award Shares which are subject to deferral) by providing a written modification of the deferral agreement, in a form approved by the Company, to the Secretary of the Company. The modification shall become effective as of the first day of January following the date such written modification is received by the Secretary of the Company.

(iii) The Board may from time to time establish policies or rules consistent with the requirements of Section 409A of the Code, to govern the manner in which deferrals of Award Shares may be made.

(d) Rights in Respect of Deferred Award Shares. Award Shares that are deferred shall not represent an actual ownership in shares of Common Stock and the director shall have no voting or other rights as a shareholder in respect of Stock Units credited to the director’s bookkeeping reserve account. On each cash dividend payment date with respect to shares of Common Stock, each director who has Stock Units credited to a bookkeeping reserve account under the Plan on the record date for such dividend shall have credited to such account, as a dividend equivalent payment, additional Stock Units which shall be fully vested. The number of additional Stock Units to be so credited shall equal: (i) the product of (x) the per-share cash dividend payable, multiplied by (y) the total number of Stock Units which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the Fair Market Value (as defined in Section 7(c)) of one share of Common Stock on the payment date of such dividend. If the unit holder’s Stock Units have been settled after the record date but prior to the dividend payment date, any Stock Units that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date.

(e) Transferability of Rights. No director shall have the right to assign any right or interest in any Stock Unit or shares of Common Stock subject to a Stock Unit, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Unit or shares of Common Stock so deferred or any such right or interest, other than by will or the laws of descent and distribution.

SECTION 9. Change in Control.

(a) Acceleration of Vesting, Exercisability, and Award Termination upon Change in Control. In the event of a “Change in Control” (as defined below), (1) all Restricted Shares, Options and Stock Units awarded under the Plan not previously vested, exercisable and nonforfeitable shall become fully vested, exercisable and nonforfeitable as of the date of, and immediately before, such Change in Control; (2) all outstanding Options not exercised prior to or upon the Change in Control will terminate at the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation, assumption or settlement of such Options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof; and (3) all Stock Units credited to accounts as of the Change in Control will be settled in shares or in cash at the discretion of the Board upon the Change in Control or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Change in Control occurs.

(b) Definition of Change in Control. For purposes of this Section 9, a “Change in Control” means an event that meets the conditions for a “change in the ownership of a corporation” or a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of the assets of a corporation” each within the meaning of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5) through being one or more of the following:

(i) any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(ii) any one person, or more than one person acting as a group, acquires, including without limitation through a tender or exchange offer, merger or other business combination, (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing more than 40% of the total voting power of the stock of the Company;

(iii) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or

(iv) a majority of members of the Company’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by two-thirds of the members of the Company’s Board before the date of the appointment or election.

SECTION 10. Amendment or Discontinuance.

The Board may amend, suspend or terminate the Plan or any portion thereof at any time as it determines appropriate, without further action by the Company’s shareholders, except to the extent required by applicable law or by any stock exchanges upon which the Common Stock may be listed; provided, however, that no action of the Board to amend, suspend or terminate the Plan may impair a director’s rights with respect to any Awards or Stock Units previously made under the Plan without the director’s consent and further provided that without the degree of shareholder approval required by the Company’s charter or bylaws, applicable law, or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded, the Board may not: (a) increase the number of shares of Common Stock that may be issued under this Plan, (b) increase the maximum size of Awards that may be granted under this Plan, or (c) modify the requirements as to eligibility for participation in this Plan. Notwithstanding the foregoing, the Plan may be amended by the Board at any time, retroactively if required in the opinion of the Company, in order to ensure that the Plan complies with the requirements of Section 409A of the Code or other applicable law or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded. No such amendment shall be considered prejudicial to any interest of a director. In the event that the Plan is terminated, the Company will continue to maintain the bookkeeping reserve accounts and settle Stock Units credited thereto only in accordance with the provisions of Section 409A of the Code.

SECTION 11. Effective Date and Term of Plan.

The Plan was amended and restated with shareholder approval effective May 23, 2007 and was further amended and restated on February 7, 2013. The Board has approved the amendment and restatement of the Plan, as set forth herein, as of May 10, 2016, subject to approval of the shareholders of the Company at the 2016 Annual Meeting of the Shareholders. Unless sooner terminated by the Board, the Plan shall continue in effect indefinitely until all shares of Common Stock approved for issuance under the Plan by the shareholders of the Company have been issued. Awards and Stock Units granted prior to termination of the Plan shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

SECTION 12. Continuation of Director or Other Status.

Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a participant as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Tennessee Business Corporation Act relating to the removal of directors.

SECTION 13. The Company’s Rights.

The existence of the Plan, grants of Awards, or crediting of Stock Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 14. No Trust or Fund Created.

Neither the Plan nor any Awards or crediting of Stock Units to a bookkeeping reserve account shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a director or any other person. To the extent that any director or other person acquires a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 15. Governing Law.

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Tennessee pertaining to contracts made and to be performed wholly within such jurisdiction.

SECTION 16. 409A Savings Clause.

(a) It is intended that the Plan comply with Section 409A of the Code. The Plan shall be administered, interpreted and construed in a manner consistent with such Section. Should any provision of the Plan not comply with Section 409A of the Code, that provision shall be modified and given effect, in the sole discretion of the Board and without requiring consent of any Award holder, in such manner as the Board determines to be necessary or appropriate to comply with Section 409A of the Code.

(b) In the event that a holder of Stock Units is a “specified employee” upon “separation of service” (each within the meaning of Section 409A of the Code as determined in good faith by the Board), settlement of any Stock Units, the settlement of which is triggered by the occurrence of the separation from service, will be delayed until the first business day after the expiration of six months following the date of the separation from service.

SECTION 17. Compliance with Laws.

To the extent the Company is unable to or the Board deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any shares under the Plan, the Company shall be relieved of any liability with respect to the failure to issue such shares as to which such requisite authority shall not have been obtained.

FORWARD AIR CORPORATION
ATTN: LEGAL DEPARTMENT
430 AIRPORT ROAD
GREENEVILLE, TN 37745

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORWARD AIR CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Nominees:
	01) Bruce A. Campbell	06)	G. Michael Lynch
	02) C. Robert Campbell	07)	Ronald W. Allen
	03) C. John Langley	08)	Douglas M. Madden
	04) Tracy A. Leinbach	09)	R. Craig Carlock
05) Larry D. Leinweber

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.									For	Against	Abstain

2.	To approve the Company’s 2016 Omnibus Incentive Compensation Plan.								☐	☐	☐

3.	To approve the Company’s Amended and Restated Non-Employee Director Stock Plan.								☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.								☐	☐	☐

5.	To approve, on an advisory basis, the compensation of the named executive officers.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

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E00975-P75271

PROXY
FORWARD AIR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FORWARD AIR CORPORATION

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, hereby appoints Bruce A. Campbell and C. Robert Campbell, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Forward Air Corporation owned of record by the undersigned on all matters which may come before the 2016 Annual Meeting of Shareholders to be held in The Discovery Room, Atlanta Airport Marriott Gateway, 2020 Convention Center, Atlanta, GA 30337 on May 10, 2016, at 8:00 a.m., EDT, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve, or for good cause will not serve, on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting and on other matters which may properly come before the 2016 Annual Meeting and any adjournments thereof.

You are encouraged to specify your choice by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you sign and return this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the director nominees and “FOR” Proposals 2, 3, 4 and 5.
Continued and to be signed on reverse side